Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXECUTION COPY

RESEARCH COLLABORATION AND EXCLUSIVE LICENSE AGREEMENT

by and between

JANUX THERAPEUTICS, INC.

and

MERCK SHARP & DOHME CORP.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

RESEARCH COLLABORATION AND EXCLUSIVE LICENSE AGREEMENT

This Research Collaboration and Exclusive License Agreement (this “Agreement”) is effective as of December 15, 2020, (the “Effective Date”) and is entered into by and between Janux Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an address at 11099 Torrey Pines Park Road, Suite 290, San Diego, CA 92037 (“Company”) and Merck Sharp & Dohme Corp., a corporation organized and existing under the laws of New Jersey with its principal business office located at One Merck Drive, Whitehouse Station, NJ 08889 (“Merck”).

RECITALS:

WHEREAS, Company has developed and is the owner of proprietary technology related to conditionally-active T cell engagers that enables the design and engineering of TRACTr Compounds (as hereinafter defined) that bind to a specific target and may allow for tumor-specific delivery and tumor microenvironment activation of a T-cell engager (“Company Platform”);

WHEREAS, Merck and Company desire to enter into a research collaboration to develop TRACTr Compounds and Other Masked Compounds that are directed to the Collaboration Target(s) (each as hereinafter defined) upon the terms and conditions set forth herein;

WHEREAS, Merck desires to obtain an exclusive license under the Company Patent Rights and Company Know-How (each as hereinafter defined) to develop and commercialize Compounds and Licensed Products upon the terms and conditions set forth herein, and Company desires to grant such a license;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and Merck hereby agree as follows:

ARTICLE 1 DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“AAALAC” shall mean the Association for Assessment and Accreditation of Laboratory Animal Care International.

1.2

“Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as amended from time to time.

1.3

“Affiliate” shall mean, with respect to any Person, (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Person; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

applicable, the general partnership interest, of such Person; or (iii) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii), in each case, for so long as such corporation or business entity meets the requirements in (i), (ii) or (iii) above.

1.4	“Agreement” shall have the meaning given such term in the preamble to this document.

1.5

“Antibody Binder” shall mean any [***], including an [***], in each case, that (a) is targeted to a Collaboration Target and (b) is generated by or on behalf of either Party (or both Parties) under the Research Program for such Collaboration Target. For clarity, an [***] that may be an Antibody Binder.

1.6

“Antibody Binder Know-How” shall mean all information and materials (other than Patent Rights), including discoveries, improvements, processes, methods, data, Inventions, know-how and trade secrets, patentable or otherwise, created or conceived by or on behalf of either Party (or both Parties) both (a) under the Research Program and (b) specific to and solely related to one or more Antibody Binders.

1.7	“Antibody Binder Patent Rights” shall mean all Patent Rights that solely claim Antibody Binder Know-How.

1.8

“Biosimilar” means a biological or drug product that, with respect to a Licensed Product that has received Marketing Authorization in a regulatory jurisdiction in the Territory and is being marketed and sold by Merck or any of its Related Parties in such jurisdiction, (i) (a) has received marketing approval as a biosimilar or interchangeable product by the United States Food and Drug Administration pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation, (b) has received marketing approval as a similar biological medicinal product by the European Medicines Agency pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation or (c) has otherwise achieved analogous marketing approval from another applicable Regulatory Authority in a jurisdiction other than the U.S. or EU, in each case (a) – (c) where such approval referred to or relied on (A) the Marketing Authorization for such Licensed Product held by Merck or its Related Party in such jurisdiction or (B) the data contained or incorporated by reference in such Marketing Authorization for such Licensed Product in such jurisdiction and (ii) is sold in such jurisdiction by a Third Party that did not purchase or acquire such product in a chain of distribution that included Merck or any of its Related Parties.

1.9

“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks located in the country, state or city where the applicable obligations are to be performed are authorized or required by law to be closed.

1.10	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.12

“Change of Control” shall mean with respect to a Party: (1) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (2) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) any transaction or series of transactions in which a Person, or group of Persons or entities, acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of such Party, other than in connection with a bona fide financing transaction issuing only primary shares, or series of bona fide financing transactions issuing only primary shares.

1.13	“Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, and/or post-approval clinical trial, as applicable.

1.14

“Collaboration Target” shall have the meaning set forth in Section 3.1.1, which term shall include the First Collaboration Target and the Second Collaboration Target, unless the First Collaboration Target or Second Collaboration Target has been substituted by a Substituted Target in accordance with Section 3.4, in which case such Substituted Target shall become a Collaboration Target instead of such First Collaboration Target or Second Collaboration Target, as applicable.

1.15	“Combination Product” shall mean a Licensed Product that includes one or more pharmaceutically active ingredients other than a Compound in combination with a Compound.

1.16	“Commence” means, with respect to a GLP Toxicology Study, administration of the first dose to the first animal in such GLP Toxicology Study. “Commenced” and “Commencement” have corresponding meanings.

1.17

“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, such reasonable and diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. It is understood and agreed that with respect to the research, development, manufacture and commercialization of Compounds and/or Licensed Product by either Party, such efforts shall be [***] taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the Regulatory Authority involved, the profitability of the product (excluding the amounts payable to licensors of patent or other intellectual property rights), alternative products, other risks associated with the development or commercialization of the product and other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market and Indication-by-Indication basis for a particular Licensed Product, and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of the Licensed Product and the market(s) involved.

1.18	“Committee” shall mean the joint research committee established to facilitate the Research Program as more fully described in Section 2.3.

1.19	“Company” shall have the meaning given such term in the preamble to this Agreement.

1.20

“Company Compound Specific Patent Rights” shall mean Patent Rights that during the Term are Controlled by Company or any of its Affiliates which: claim or cover (i) Company Know-How, other than Company Information and Inventions, that are a Collaboration Target, any [***] of a Compound(s), any [***] of a Compound(s), Compound(s) and/or Licensed Product(s), (ii) Company Information and Inventions that are a Collaboration Target, any [***] of a Compound(s), Compound(s) and/or Licensed Product(s), or (iii) a method of use or process of manufacture of any item set forth in the foregoing clauses (i) and/or (ii), including without limitation any improvements to such method of use or process of manufacture; [***] : (x) [***], or (y) [***].

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.21

“Company Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, resulting from the Research Program and developed or invented solely by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates, and not employed by Merck and/or its Affiliates, [***].

1.22

“Company Know-How” shall mean all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Company Information and Inventions and Company’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the Term (i) are Controlled by Company or its Affiliates, (ii) are not generally known and (iii) are necessary or useful to Merck to research, develop, manufacture, market, use or sell Compound or Licensed Product in the Territory in the Field; [***] (x) [***], (y) [***], and (z) [***].

1.23

“Company Non-Product Patent Rights” shall mean Patent Rights that during the Term are Controlled by Company or any of its Affiliates, which claim or cover Company Information and Inventions; but excluding any and all such Patent Rights that are: (i) [***], or (ii) [***].

1.24	“Company Patent Rights” shall mean the Company Compound Specific Patent Rights and the Company Non-Product Patent Rights.

1.25	“Company Platform” has the meaning set forth in the recitals of this Agreement, and as described in detail in Schedule 1.25 hereof.

1.26

“Company Platform Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, resulting from the Research Program and developed or invented by or on behalf of either Party (or both Parties), to the extent solely related to the Company Platform and not specific to one or more of (i) a Collaboration Target(s), (ii) [***] of a Compound(s), (iii) [***] of a Compound(s), (iv) Compound(s), or (v) Licensed Product(s). For the avoidance of doubt, Company Platform Information and Inventions [***].

1.27

“Company Platform Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, that are (a) related to the Company Platform and are not specific to one or more of (i) a Collaboration Target, (ii) [***] of a Compound(s), (iii) [***] of a Compound(s), (iv) Compound(s), or (v) Licensed Product(s), (b) are Controlled by Company or its Affiliates during the Term, including Company Platform Information and Inventions, and (c) are necessary or useful to research, develop, manufacture, market, use or sell any Compound or Licensed Product in the Territory in the Field.

1.28

“Company Platform Patent Rights” shall mean Patent Rights that during the Term are Controlled by Company or any of its Affiliates which solely claim or cover Company Platform Know-How, including, but not limited to, those listed on Schedule 1.28.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.29

“Compound” shall mean any and all TRACTr Compounds and Other Masked Compounds directed against a Collaboration Target and generated by Company and/or its Affiliates in the performance of the Research Program, excluding, however, [***]. The term “Compound” includes variants of such TRACTr Compounds and Other Masked Compounds generated by or on behalf of Merck, such variants comprising amino acid sequence differences including those designed to improve the safety, efficacy and/or manufacturability of such Compound or such Compound within a Licensed Product (except that such variants shall not include [***]).

1.30

“Control”, “Controls” or “Controlled by” shall mean with respect to any item of information, know-how, Patent Right, or other intellectual property assets or rights, as applicable, the possession of (whether by ownership or license, other than by operation of any license granted to a Party pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense; provided, however, that with respect to any information, know-how, Patent Right, or other intellectual property asset or right obtained by Company from a Third Party after the Effective Date, Company shall be deemed to Control such information, know-how, Patent Right, or other intellectual property asset or right, as applicable, only if it possesses the right to grant such license, sublicense, or other right thereto without being obligated to pay any royalties or other consideration therefor, unless Merck agrees in advance of any grant of rights thereto to pay such royalties or other consideration arising specifically as a result of Merck’s or any of its Related Parties’ use or practice of such information, know-how, Patent Right, or other intellectual property asset or right under this Agreement (i.e., consideration owed specifically as a result of the development or commercialization of a Compound or Licensed Product and not generally applicable to the grant of such license, such as an upfront fee, or the development or commercialization of compounds and products other than Compounds and Licensed Products, such as milestone payments owed one-time only and not on a product-by-product basis). Notwithstanding the foregoing or anything to the contrary in this Agreement, if Company undergoes a Change of Control, Company will not be deemed to Control any Patent Right, know-how, information, or other intellectual property or other proprietary rights that are owned or otherwise Controlled by any Affiliate of Company (other than pursuant to a license from Company in existence prior to such Change of Control) that was not an Affiliate of Company prior to such Change of Control (each, an “Independent Affiliate”).

1.31

“Cover” means, with respect to a Compound at issue and a relevant Patent Right, that the composition of matter of such Compound would fall within the scope of one or more claims in such Patent Right or that the sale of such Compound would infringe a composition of matter claim of such Patent Right but for a license granted to Merck under such Patent Right.

1.32

“Development Candidate” shall mean a preparation containing a Compound for which the authorized committee at Merck has authorized commencement of dosing of the first animal in a study under conditions meeting Good Laboratory Practices, where such study is intended to support the filing of an IND. For clarity, any such Compound designated as a back-up development compound by such authorized committee at Merck shall not be considered a Development Candidate so long as [***].

1.33	“Field” shall mean any and all diagnostic, therapeutic, prophylactic or preventative uses in humans or animals.

1.34	“Filing” of an NDA shall mean the acceptance by a Regulatory Authority of an NDA for filing.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.35

“First Commercial Sale” shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product to a Third Party in a country, excluding, however, any sale or other distribution for use in a Clinical Trial at cost or free of charge.

1.36

“Full Time Equivalent” or “FTE” shall mean the equivalent of a full-time scientist’s work time over a twelve-month period (including normal vacations, sick days and holidays). The portion of an FTE year devoted by a scientist to the Research Program shall be determined by dividing the number of full days during any twelve-month period devoted by such employee to the Research Program by the total number of working days during such twelve-month period.

1.37

“FTE Rate” shall mean [***] ($[***])] per one (1) full FTE per full twelve (12) month Calendar Year. Notwithstanding the foregoing for any Calendar Year during the Term that is less than a full year, the above referenced rate shall be proportionately reduced to reflect such portion of such full Calendar Year. Furthermore, the FTE Rate for each Calendar Year commencing on January 1, 2021 or any anniversary thereof shall be increased or decreased by an amount equal to the increase or decrease, as applicable, in the Producer Price Index for Pharmaceuticals for human use during the immediately preceding Calendar Year.

1.38

“GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

1.39

“GLP Toxicology Study” means an in vivo toxicology study that satisfies applicable regulatory requirements, using applicable GLPs, and that is intended to meet the standards necessary for submission as part of an IND filing with FDA.

1.40

“IND” shall mean an Investigational New Drug application, clinical study application, clinical trial application, or similar application or submission filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority, which application or submission is required to conduct human clinical investigations in such jurisdiction.

1.41

“Indication” shall mean a separate and distinct disease or medical condition in humans which a Licensed Product that is in Clinical Trials is intended to treat, prevent and/or diagnose and for which a separate NDA or a supplement to an existing NDA is required for the purpose of obtaining Marketing Authorization in a country.

1.42

“Information” shall mean any and all information and data, including without limitation all Merck Know-How, all Company Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.43	“Initiates”, “Initiated” or “Initiation” shall mean, with respect to a Clinical Trial, the administration of the first dose to a patient in such Clinical Trial.

1.44

“Invention” shall mean any invention, improvement, process, method, composition of matter, article of manufacture, discovery or finding, and any and all intellectual property rights therein, whether patentable or not, that is first conceived and/or reduced to practice as a result of the Research Program.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.45

“Joint Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, (a) resulting from the Research Program and (b) developed or invented jointly by employee(s) of Merck and/or its Related Parties, and/or a Third Party acting on behalf of Merck and/or its Related Parties, and by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates; [***].

1.46	“Joint Patent Rights” shall mean Patent Rights that claim or cover Joint Information and Inventions.

1.47

“Licensed Product(s)” shall mean any biological preparation in final form containing a Compound (i) for sale by prescription, over-the-counter or any other method; or (ii) for administration to human patients in a Clinical Trial, for any and all uses in the Field, including without limitation for use in any Combination Product, in any and all forms, presentations, delivery systems, dosage forms and strengths, and formulations. For the avoidance of doubt, all pharmaceutical preparations containing the same Compound, no matter what the presentation, formulation, method of dosing, etc., shall constitute the same Licensed Product.

1.48

“Major European Marketing Authorization” shall mean, with respect to a Licensed Product and an Indication, the receipt of Marketing Authorization for such Licensed Product for such Indication in any [***] of the Major European Markets.

1.49	“Major European Markets” shall mean the following [***] countries: [***].

1.50	[***]

1.51

“Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country (including without limitation pricing and governmental reimbursement approvals legally required or otherwise commercially beneficial to sell Licensed Product in a country).

1.52	“Merck” shall have the meaning given such term in the preamble to this Agreement.

1.53

“Merck Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, (a) resulting from the Research Program and (b) developed or invented solely by employee(s) of Merck and/or its Related Parties, and/or a Third Party acting on behalf of Merck and/or its Affiliates, and not employed by Company and/or its Affiliates; but excluding any and all Company Platform Information and Inventions and Antibody Binder Know-How.

1.54

“Merck Know-How” shall mean all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Merck Information and Inventions, Antibody Binder Know-How and Merck’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the term of this Agreement (i) are Controlled by Merck or its Affiliates, (ii) are not generally known and (iii) are necessary to Company in connection with the performance of its obligations under the Research Program.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.55

“Merck Patent Rights” shall mean Patent Rights that during the term of this Agreement are Controlled by Merck or any of its Affiliates, which: (i) claim or cover any Compound(s) and/or Licensed Product(s), including without limitation any improvements thereto; or (ii) claim or cover Merck Information and Inventions.

1.56

“NDA” shall mean a New Drug Application, Biologics License Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.57

“Net Sales” shall mean the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Licensed Product sold by Merck or its Related Parties to a Third Party after deducting, to the extent included in the invoiced sales price with respect to such sale, and if not previously deducted, from the amount invoiced:

1.57.1	[***];

1.57.2	[***];

1.57.3	[***];

1.57.4	[***];

1.57.5	[***]; and

1.57.6	[***].

In no event will any particular amount be deducted more than once in calculating Net Sales. Net Sales shall be calculated and accounted for in accordance with accounting standards (i.e., U.S. GAAP or IFRS), consistently applied. If a Licensed Product is sold for other than cash payment, Net Sales of the Licensed Product shall be deemed to be the cash value of such other payment.

With respect to sales of Combination Products, Net Sales shall be calculated [***]. In the event that Licensed Product is sold only as a Combination Product, Net Sales shall be calculated [***]. [***] shall be determined in accordance with Merck’s regular accounting methods, consistently applied. The deductions set forth in Sections 1.57.1 through 1.57.6 will be applied in calculating Net Sales for a Combination Product. In the event that either Party reasonably believes that any calculation set forth in this Paragraph does not fairly reflect the value of Compound relative to the value of the other active ingredients contained in the Combination Product, the Parties shall reasonably negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products. If, after such good faith negotiations not to exceed [***], the Parties cannot agree on an appropriate adjustment to Net Sales for such Combination Product, the dispute shall be referred to resolution in accordance with Section 11.7.

1.58	“Other Masked Compound” shall mean [***].

1.59	“Party” shall mean Merck or Company, individually, and “Parties” shall mean Merck and Company, collectively.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.60

“Patent Rights” shall mean any and all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, pediatric exclusivity periods attached to patents or supplementary protection certificates and the like of any such patents and patent applications, and foreign equivalents of any of the foregoing.

1.61

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.62

“Phase I Clinical Trial” shall mean a human clinical trial in any country which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully described in 21 CFR 312.21(a) and its foreign equivalents.

1.63

“Phase II Clinical Trial” shall mean a human clinical trial in any country of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, as more fully described in 21 CFR 312.21(b) and its foreign equivalents.

1.64

“Phase III Clinical Trial” shall mean a human clinical trial in any country of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file an NDA to obtain regulatory approval to market the product, as more fully described in 21 CFR 312.21(c) and its foreign equivalents.

1.65

“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of pharmaceutical products (including a Licensed Product) in a given jurisdiction in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.66

“Related Party” shall mean each of Merck, its Affiliates, and their respective sublicensees under this Agreement (which excludes any Third Parties to the extent functioning as distributors), as applicable.

1.67	“Research Plan” means the research plan attached hereto as Schedule 2.1.1 that details the respective activities of each of the Parties in relation to the Research Program.

1.68	“Research Program” shall mean the research activities undertaken by the Parties as set forth in Article 2 and the Research Plan.

1.69	“Research Program Term” shall mean the duration of the Research Program, as described more fully in Section 2.8.

1.70	“Target” shall mean any clinically relevant protein, polynucleotide or carbohydrate (or portion thereof).

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.71	“Territory” shall mean all of the countries in the world, and their territories and possessions.

1.72	“Third Party” shall mean an entity other than Merck and its Related Parties, and Company and its Affiliates.

1.73	“TRACTr Compound” or “Tumor Activated T-Cell Engager Compound” shall mean [***].

1.74

“Trademark” shall mean any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.75

“Valid Patent Claim” shall mean a claim of any issued, unexpired and in-force patent included within the Company Patent Rights, Company Platform Patent Rights, or Joint Patent Rights that Covers any Compound, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, supplemental examination or disclaimer or otherwise.

1.76

“Violation” shall mean, with respect to a Party, that either such Party, or any of its officers or directors has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (https://oig.hhs.gov/exclusions/index.asp); and/or (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (https://oig.hhs.gov/exclusions/exclusions_list.asp) or the U.S. General Services Administration’s list of Parties Excluded from Federal Programs (https://www.sam.gov/SAM/pages/public/searchRecords/advancedPIRSearch.jsf) (each of (a) and (b), singly and collectively, the “Exclusions Lists”).

1.77	Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“Achieved Milestone Event”	6.3.1	(a)
“Agreement Payments”	6.8.1
“Alliance Manager”	2.4.1
[***]	1.73
“Available Target”	3.2.2
“Biosimilar Application”	8.3.5
“Collaboration Target Termination Date”	9.2.3
“Company Acquiror”	11.2.2	(a)
“Company Indemnitee”	10.1
“Company Proposed Target”	3.3.4
“Development Report”	4.6
“Dispute”	11.7.1
“Distracting Product”	11.2.2	(a)
“Effective Date”	Preamble
“Excluded Claim”	11.7.5
“Executives”	2.3.1	(b)

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

“Extended Research Program Term”	2.8.3
“First Collaboration Target”	3.1.1
“Gatekeeper”	3.2.1
“Indemnified Party”	10.3.1
“Indemnifying Party”	10.3.1
“Independent Affiliate”	1.30
“Initial Research Budget”	6.2.1
[***]	1.73
[***]	1.73
“Materials”	2.9
“Merck Indemnitee”	10.2
“Milestone Event”	6.3.1	(a)
“Milestone Payment”	6.3.1	(a)
“Nominated Target”	3.2.2
“Officials”	2.11.3
“Party Initiated Proceedings”	8.2.2	(a)
[***]	4.1.7
“Payment”	2.11.3
“Replaced Collaboration Target”	3.4.1
“Research Budget”	6.2.1
“Reserved Target”	3.3.1
“Second Collaboration Target”	3.1.2
“Second Collaboration Target Effective Date”	3.2.2
“Skipped Milestone Event”	6.3.1	(a)
“Substituted Target”	3.4.1
“Substitution”	3.4.1
“Target Request”	3.2.2
“Target Reservation Period”	3.3.1
“Target Selection Period”	3.1.2
“Target Substitution Period”	3.4.1
“Taxes”	6.8.1
“Term”	9.1
“Terminated Collaboration Target”	9.2.3
“Third Party Initiated Proceedings”	8.2.1
“Third Party License”	6.4.5
“Unavailable Target”	3.1.2

ARTICLE 2 RESEARCH PROGRAM; DEVELOPMENT; COMMERCIALIZATION

2.1	General.

2.1.1

Research Plan. Company and Merck shall engage in the Research Program upon the terms and conditions set forth in this Agreement. The activities to be undertaken in the course of the Research Program are set forth in the Research Plan attached hereto as Schedule 2.1.1 which may be amended from time to time upon mutual written agreement of authorized representative(s) of the Parties.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.1.2

Performance of Research Plan. Company and Merck each shall [***] perform the work set out in the Research Plan by using their respective reasonable good faith efforts to allocate time, effort, equipment and facilities to the Research Program and to use personnel with appropriate skills and experience to perform the Research Program in accordance with the terms of this Agreement and the Research Plan.

Merck shall be entitled to utilize the services of its Related Parties and Third Parties to perform its Research Program activities. Company shall be entitled to utilize the service of Third Parties to perform its Research Program activities only upon Merck’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed, or as specifically set forth in Schedule 2.1.2. For clarity, if Merck does not respond to Company’s request for consent to a Third Party to perform activities under the Research Program within [***] after Company’s inquiry, [***]. Notwithstanding any engagement by a Party of a Third Party to perform Research Program activities on its behalf, such Party shall remain at all times fully liable for its respective responsibilities under the Research Program.

2.2

Merck Funding of Company FTEs. During the Research Program, Merck will provide Company with research funding for FTEs in accordance with Section 6.2. Each of such FTEs to be provided by Company shall be employed by Company or a Third Party working on behalf of Company.

2.3	Joint Research Committee. The Parties hereby establish a committee to facilitate the Research Program as follows:

2.3.1	Composition; Decision Making.

(a)

The Committee shall be comprised of [***] senior representatives of Merck (who shall be employees of Merck or its Affiliate, as applicable) and [***] senior representatives of Company. Each Party may change its representatives to the Committee from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. Additional representative(s) or consultant(s) may from time to time, by mutual consent of the Parties, be invited to attend Committee meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 5.1.

(b)

The goal of all decision-making of the Committee shall be to achieve consensus, and the Committee shall act by unanimous consent. The representatives from each Party will have collectively [***] on behalf of such Party. In the event that the Committee cannot or does not, after reasonable, good faith efforts, reach agreement on an issue within the Committee’s scope as set forth in Section 2.3.2 within [***] after such issue was first referred to the Committee, such issue shall be escalated to Merck’s [***] and Merck’s [***], for all other issues and the Chief Executive Officer of the Company or his/her designee (collectively, the “Executives”). In the event the Executives are unable to resolve a given issue within [***] after the dispute is first referred to the Executives, then the resolution or course of conduct shall be determined by Merck, in its reasonable discretion subject in all cases to Section 2.3.2(c) (but, for clarity, such matter shall not be subject to the dispute resolution mechanisms set forth in Section 11.7).

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.3.2	Scope of Committee Oversight.

(a)

The Committee shall be responsible for overseeing the Research Program, including, without limitation, to (i) review and amend the Research Plan from time to time, including to amend the Research Plan to require additional FTEs or reduce the number of FTEs, (ii) review and coordinate the Parties’ activities under the Research Program, (iii) confer regarding the status of the Research Program and the progress under the Research Program and to make determinations and decisions in connection with the activities under the Research Program (including issues of priority), (iv) review relevant data generated under the Research Program, (v) consider and advise on any technical issues that arise under the Research Program, (vi) review and amend the Initial Research Budget as necessary and propose and agree upon additional Research Budgets in accordance with Section 6.2.1, and (vii) determine such other matters as allocated to the Committee hereunder (including the formation or disbandment of subcommittees), subject in each case (i)-(vii) to Section 2.3.2(c).

(b)

The Committee is empowered to establish, from time to time, one or more subcommittees to oversee particular activities under the Research Program, and such subcommittees will be constituted as the Committee agrees. The subcommittees shall oversee activities within areas delegated to them by the Committee and to make decisions regarding matters within each of their purviews. The Parties may replace their respective subcommittee representatives at any time, with prior written notice to the other Party. Any issue within the purview of such a subcommittee that is not settled or determined unanimously by the applicable subcommittee shall be submitted to the Committee for resolution. The chairperson of each subcommittee shall report on subcommittee efforts at each Committee meeting, and either Party may invite its own representatives on such subcommittee to also report on such efforts.

(c)

The Committee shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; (iii) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; (iv) amend the Research Plan in a manner that would require Company to incur costs under the Research Plan that would not be funded by Merck or to increase the scope of activities or resource obligations imposed on the Company beyond the scope of those required under the then current planned activities, and if such amendment would increase such scope of activities or resource obligations, then such amendment must be mutually agreed to by the Parties (i.e., without escalation as described in Section 2.3.1(b)) in writing (including mutual agreement on the number of additional FTEs of Company needed to perform such work and to be funded by Merck in accordance with Section 6.2.2(b)); or (v) require the Company to violate any applicable law or regulation, clinical or non-clinical research ethical requirement, or any agreement the Company may have with any Third Party.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.3.3

Meetings. During the Research Program Term, the Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than [***], with the location for such meetings alternating between Company and Merck facilities (or such other location may be determined by the Committee). Alternatively, the Committee may meet by means of teleconference, videoconference or other similar communications equipment. The Committee shall confer regarding the status of the Research Program, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budgetary and economic matters relating to the Research Program which may be referred to the Committee. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.3.4

Disbandment of Committee. Upon completion (or earlier termination) of the Research Program, the Committee shall have a final meeting to review the results of the Research Program, shall then be disbanded with no further action by the Committee or the Parties, and shall thereafter have no further authority with respect to the activities under this Agreement.

2.4	Alliance Managers.

2.4.1

Appointment. Each Party shall have the right to appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement (each an “Alliance Manager”). Such persons shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all Committee meetings as non-voting participants and may bring to the attention of the Committee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.

2.4.2

Responsibilities of the Alliance Managers. The Alliance Managers, if appointed, shall have the responsibility of creating and maintaining a constructive work environment between the Parties. Without limiting the generality of the foregoing, each Alliance Manager shall:

(a)

identify and bring disputes and issues that may result in disputes (including without limitation any asserted occurrence of a material breach by a Party) to the attention of the Committee in a timely manner, and function as the point of first referral in all matters of conflict resolution;

(b)	provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;

(c)	plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and

(d)

take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.5

Exchange of Information. At each Committee meeting during the term of the Research Program, Company shall disclose to Merck in English and in writing or in an electronic format, in such form as maintained by Company in the ordinary course of business, all Company Know-How not previously disclosed.

2.6	Records and Reports.

2.6.1

Records. Company shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by Company.

2.6.2

Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to request a copy of all such records of Company referred to in Section 2.6.1 to the extent related to [***]. Merck shall maintain such records and the information disclosed therein in confidence in accordance with Section 5.1. Merck shall have the right to arrange for its employee(s) and/or consultant(s) involved in the activities contemplated hereunder, during normal business hours and upon reasonable notice, to discuss the Research Program work and its results in reasonable detail with the technical personnel and consultant(s) of Company. Upon Merck’s reasonable request, Company shall provide copies of the records described in Section 2.6.1 to the extent related to [***].

2.6.3

[***] Reports. At each regularly scheduled Committee meeting, Company shall provide to Merck a written progress report or slide deck in English which shall describe the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and provide such other information as may be required by the Research Program or reasonably requested by Merck relating to the progress of the goals or performance of the Research Program. For clarity, all such reports shall be considered the Confidential Information of Merck. At the request of Merck, such written progress report will include [***] generated by or on behalf of Company as of the date of such request.

2.7	Ownership of Research Information and Inventions.

2.7.1	The entire right, title and interest in:

(a)	Company Information and Inventions, Company Platform Information and Inventions, Company Patent Rights, and Company Platform Patent Rights shall be owned solely by Company;

(b)	Merck Information and Inventions, Merck Patent Rights, Antibody Binder Know-How and Antibody Binder Patent Rights shall be owned solely by Merck; and

(c)	Joint Information and Inventions and Joint Patent Rights shall be owned jointly by Company and Merck.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.7.2

Each Party shall ensure that all Persons that perform any activities under the Research Program are under a written or other legally enforceable obligation to assign all right, title, and interest in and to any and all Inventions created in the performance of such activities directly to such Party or to an Affiliate or to an entity that is obligated to assign all such right, title, and interest to such Party, or an Affiliate.

2.7.3

Company shall promptly disclose to Merck in writing the development, making, conception or reduction to practice of Company Information and Inventions, Joint Information and Inventions, and Antibody Binder Know-How. Company, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to and shall assign) to Merck all of its right, title, and interest in and to any and all Antibody Binder Know-How and Antibody Binder Patent Rights, and all intellectual property rights in any of the foregoing. Company shall execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

2.7.4

Merck shall promptly disclose to Company in writing the development, making, conception or reduction to practice of Company Platform Information and Inventions and Joint Information and Inventions. Merck, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to and shall assign) to Company all of its right, title, and interest in and to any and all Company Platform Information and Inventions and Company Platform Patent Rights, and all intellectual property rights in any of the foregoing. Merck shall execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

2.7.5

For the purposes of determining ownership under this Section 2.7, inventorship shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

2.7.6

Subject to the licenses granted to the other Party under this Agreement and the other terms and conditions of this Agreement, each Party shall have the non-exclusive right to exploit its interest in Joint Information and Inventions and Joint Patent Rights, and to grant licenses under its interest in Joint Information and Inventions and Joint Patent Rights as it deems appropriate, without the consent of, and without accounting to, the other Party; provided, however, that for clarity, the foregoing joint ownership rights shall not be construed as granting, conveying or creating any license or other rights to the other Party’s solely-owned intellectual property, unless otherwise expressly set forth in this Agreement; and further provided that, in the event that any Joint Patent Rights claim or cover a Compound or Licensed Product or the manufacturing process therefor or use thereof, Company shall not grant any license under its interest in such Joint Patent Rights to any Third Party in a manner which would conflict with Merck’s rights under this Agreement.

2.8	Research Program Term.

2.8.1

Except as otherwise provided herein, the term of the Research Program shall commence on the Effective Date and continue for a period of [***]. Merck may extend the Research Program Term for [***] following consultation with Company, to the extent Merck reasonably determines that the activities set forth in the Research Plan will not be completed by the end of the Research Program Term. To the extent the Research Program

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Term is extended pursuant to the preceding sentence, and Merck reasonably determines that the activities set forth in the Research Plan will not be completed by the end of such additional period, then, the Parties, upon mutual written agreement, may extend the Research Program Term for an additional [***]. The Research Program Term may be further extended by mutual written agreement of the Parties.

2.8.2

To the extent the consequences of COVID-19 cause a meaningful delay to the Research Program, the Committee shall consider whether to extend the Research Program Term. Any such extension shall be mutually agreed by the Parties, in writing, such agreement not to be unreasonably withheld, conditioned or delayed by either Party.

2.8.3

In the event that the Research Program Term is extended pursuant to Section 2.8.1 or 2.8.2 (the “Extended Research Program Term”) the Committee shall amend the Research Plan and the Research Budget as applicable to account for the additional activities to be performed by the Parties during the Extended Research Program Term. In such event, Merck shall reimburse Company for Research Program activities actually performed during the Extended Research Program Term in accordance with Section 6.2.

2.9

Materials. Either Party may, in its sole discretion, provide the other Party with certain materials solely for the purpose of enabling the receiving Party to perform its activities under the Research Program in accordance with the terms of this Agreement (“Materials”). To the extent a Party provides such Materials, such Materials and any derivatives, analogs, modifications or components thereof are not to be used by the other Party or its Affiliates or subcontractors in humans, nor shall any of the Materials, or any derivatives, analogs, modifications or components thereof be transferred, delivered or disclosed to any Third Party without the prior written approval of the providing Party except as provided under the Research Plan. Any unused Materials and any derivatives, analogs, modifications or components thereof shall be, at the providing Party’s option, either returned to the providing Party, or destroyed in accordance with instructions by the providing Party.

2.10

Development, Manufacturing and Commercialization. Following the Research Program Term, Merck (and its Related Parties), either itself or with Third Party(ies), shall have the sole right to (and shall control all aspects of) research, develop (including pre-clinical and clinical development), manufacture, register and commercialize (including marketing, promoting, selling, distributing and determining pricing) Compounds and Licensed Products. All development and commercialization efforts with respect to the Compounds and Licensed Products shall be at the discretion of Merck, subject to the terms of this Agreement, including Sections 4.1.4 and 4.6.

2.11	Compliance with Law and Ethical Business Practices.

2.11.1

Each Party shall conduct the activities allocated to it under this Agreement in accordance with all applicable laws, rules and regulations including, without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices where applicable. Each Party shall notify the other Party in writing of any material deviations from applicable regulatory or legal requirements. Each Party hereby certifies that it (and its Affiliates) has not and will not employ or otherwise use in any capacity the services of any Person debarred under United States law, including under Section 21 USC 335a, or any foreign equivalent thereof, in performing any services hereunder. Each Party shall notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and shall promptly remove any Person so disbarred from performing any activities under the Research Program, or function or capacity related to the Research Program. Merck shall have the right, in its sole discretion, to terminate this Agreement immediately in the event of any such debarment by or on behalf of Company.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

2.11.2

Company acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law. By signing this Agreement, Company agrees to perform its activities under the Research Program in a manner which is consistent with both applicable law and good business ethics.

2.11.3

Specifically, each of Company and Merck warrants that none of its employees, agents, officers or other members of its management are officials, officers, agents, representatives of any government or international public organization. Neither Company nor Merck shall make any payment, either directly or indirectly, of money or other assets, including but not limited to the compensation Company derives from this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition, regardless of legality, neither Company nor Merck shall make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of Merck’s business.

2.11.4

Each Party acknowledges that no employee of the other Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such first Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

2.11.5

Company certifies to Merck that as of the date of this Agreement that Company has screened itself, and its officers, directors and employees against the Exclusions Lists and that it has informed Merck whether Company, or any of its officers or directors has been in Violation. After the execution of this Agreement, Company shall notify Merck in writing immediately if any such Violation occurs or comes to its attention.

2.11.6

A Party’s failure to abide by the provisions of this Section 2.11 shall be deemed a material breach of this Agreement. The non-breaching Party may in such case and with immediate effect terminate this Agreement at its sole discretion upon written notice to the breaching Party and without prejudice to any other remedies that may be available to the non-breaching Party.

2.12

Animal Research. If animals are used in research hereunder, each Party will comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals, and shall use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Each Party hereby certifies that it has and shall maintain current and valid accreditation from AAALAC during the Term. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 3 COLLABORATION TARGET AVAILABILITY AND SELECTION; GATEKEEPING; TARGET RESERVATION AND SUBSTITUTION

3.1	Collaboration Targets and Right to Exclusive License.

3.1.1

Subject to Section 3.2, Merck shall have the right to designate two Targets to be the subject of the exclusive licenses set forth in Section 4.1 (each, a “Collaboration Target”). For clarity, each of the initial two Collaboration Targets may be subject to Substitution in accordance with Section 3.4, and any Substitution rights described in this Agreement shall in all cases be subject to and in accordance with the procedures set forth in Section 3.2. The Parties acknowledge that Merck has designated the first Collaboration Target herein, which is set forth on Schedule 3.1.1 (“First Collaboration Target”).

3.1.2

From the Effective Date of the Agreement to the date that is [***] from such date (such period, the “Target Selection Period”), Merck shall have the right to designate a second Collaboration Target (“Second Collaboration Target”) in accordance with the procedures set forth in Section 3.2, provided that in no event shall any Target identified on Schedule 3.1.2 hereto or identified as unavailable by the Gatekeeper pursuant to Section 3.2.3 (each, an “Unavailable Target”) be a Collaboration Target.

3.2	Target Gatekeeping and Availability.

3.2.1

Within [***] of the Effective Date of the Agreement, Company shall, at its expense, appoint an outside counsel, reasonably acceptable to Merck, to function as a neutral gatekeeper (“Gatekeeper”) and determine the availability of any Nominated Targets during the Target Selection Period and the Target Substitution Period pursuant to this Section 3.2. Any actual expenses incurred by Company in the gatekeeping process shall be reimbursed by Merck pursuant to Section 6.2.2, subject to the limitations set forth therein. Company shall ensure that the Gatekeeper is responsible for carrying out the procedures set forth in this Section 3.2.

3.2.2

During the Target Selection Period or the Target Substitution Period, as applicable, Merck may elect to undergo the gatekeeping process with a proposed Target by submitting such Target (“Nominated Target”) in writing to the Gatekeeper for the purpose of determining whether Company is able to grant the exclusive licenses under Section 4.1 of this Agreement with respect to such Target (such Target, an “Available Target”) and identifying in such request if (i) Merck intends to designate such Nominated Target as the Second Collaboration Target, (ii) Merck intends to designate such Nominated Target as a potential Collaboration Target and reserve such Target pursuant to Section 3.3, or (iii) Merck intends to replace a Collaboration Target with the Nominated Target pursuant to Section 3.4 (each of (i) – (iii), a “Target Request”) if such Target is an Available Target. The Gatekeeper shall review such request and, if the Target Request was made pursuant to the foregoing clause (i), shall inform both Parties in writing if the Nominated Target is an Available Target and in such case, such Nominated Target shall automatically become the Second Collaboration Target as of the date that Merck receives such written notice (“Second Collaboration Target Effective Date”). If the Nominated Target is an Unavailable Target pursuant to Section 3.2.3, the Gatekeeper shall inform Merck in writing and Merck shall have the right to undergo the gatekeeping process with a different Target up to the end of the Target Selection Period or the Target Substitution Period, as applicable. The identity of any and all Nominated Targets shall be the confidential information of Merck and unless and until the Nominated Target becomes a Collaboration Target pursuant to this Section 3.2.2 or pursuant to any of Sections 3.3.3, 3.3.4, or 3.4.1, the Gatekeeper shall not disclose the identity of any Nominated Target to any person at Company or to any Third Party.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

3.2.3

Target Availability. During the Target Selection Period and Target Substitution Period, the Gatekeeper shall promptly inform Company following receipt of a Target Request that such a request was made, but shall not disclose the identity of the Nominated Target to Company. Company shall have [***] following such notice from the Gatekeeper to provide an updated list of Unavailable Targets to the Gatekeeper, which list shall provide the basis of such unavailability for each Unavailable Target and shall further provide reasonable supporting documentation regarding the basis of such unavailability. Subject to Section 3.3.4, the Gatekeeper, in determining whether a Nominated Target is an Available Target, shall only reject a Target Request and designate a Nominated Target as an Unavailable Target if, at the time of such request, the Nominated Target is listed on Schedule 3.1.2 or the list of Unavailable Targets provided by Company indicates that Company is:

(a)	contractually obligated to grant, or has granted, to a Third Party, rights with respect to products containing TRACTr Compounds directed to such Target;

(b)	actively and in good faith engaged in bona fide negotiations with a Third Party regarding the development or commercialization of products containing TRACTr Compounds directed to such Target; or

(c)

actively performing or has performed activities on its own behalf regarding the development or commercialization of TRACTr Compounds directed to such Target or products incorporating such TRACTr Compounds whereby [***].

The list of Unavailable Targets and supporting documentation provided to the Gatekeeper shall be deemed the confidential Information of Company. The Parties agree that in no event will the Gatekeeper disclose to Merck any of the supporting documentation for the list of Unavailable Targets provided by Company to the Gatekeeper.

3.3	Limited Right of Merck to Reserve Potential Targets.

3.3.1

During the Target Selection Period, Merck shall have the right to designate up to two (2) Targets as potential Collaboration Targets, which, if available pursuant to the gatekeeping process set forth in Section 3.2, shall be reserved for Merck (each, a “Reserved Target”), subject to Section 3.3.4. In order to nominate a Target as a potential Collaboration Target, Merck shall submit a Target Request to the Gatekeeper, indicating that Merck intends to designate such Nominated Target as a potential Collaboration Target if such Target is an Available Target as contemplated in Section 3.2.2(ii). The Gatekeeper shall review such Target Request and shall notify Merck in writing if such Target is an Available Target pursuant to Section 3.2, and in such case, such Nominated Target shall automatically become a Reserved Target from the date that Merck receives such written notice until the earlier of: (i) the date that such Target becomes the Second Collaboration Target pursuant to Section 3.3.3, or (ii) the end of the Target Selection Period (“Target Reservation Period”). If the Nominated Target is an Unavailable Target pursuant to Section 3.2.3, the

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Gatekeeper shall inform Merck in writing and Merck shall have the right to nominate a different Target as a potential Collaboration Target under this Section 3.3.1 prior to the end of the Target Selection Period. Except as otherwise set forth in Section 3.3.4, Company shall not initiate any internal research program or engage in any discussions with a Third Party regarding the development or commercialization of TRACTr Compounds or products containing such TRACTr Compounds directed to a Reserved Target during the Target Reservation Period.

3.3.2

Merck may replace a designated Reserved Target with another Target no more frequently than once every [***] during the Target Reservation Period applicable to such Reserved Target, provided that at no time may more than two (2) Targets be designated Reserved Targets. In order to nominate a Target to replace a Reserved Target as contemplated in Section 3.2.2(iii), Merck shall submit a Target Request to the Gatekeeper in writing specifying (i) the proposed Target that it wishes to reserve pursuant to this Section 3.3.2, and (ii) the Reserved Target that it wishes to replace. The Gatekeeper shall review such request in accordance with the procedures set forth in Section 3.2, and shall inform Merck in writing if such Target is an Available Target and, in such case, such Target will become a Reserved Target as of the date that Merck receives such notice and the replaced Target shall automatically cease to be a Reserved Target as of such date. If the Gatekeeper informs Merck that the Target is an Unavailable Target, then Merck shall have [***] to propose an alternative Target to replace the designated Reserved Target by submitting such proposal in writing to the Gatekeeper, who shall determine the availability of the alternative Target pursuant to Section 3.2.

3.3.3

At any time during the Target Reservation Period for a particular Reserved Target, Merck shall have the right to request that such Reserved Target become the Second Collaboration Target by submitting notice to the Gatekeeper in writing providing the identity of the Reserved Target and specifically requesting that such Reserved Target become the Second Collaboration Target. In the event Merck provides such notice, the Gatekeeper shall inform Company in writing within [***] of the identity of the Second Collaboration Target and the date that the Company receives such notice shall be the Second Collaboration Target Effective Date. After the Target Reservation Period, if Merck has not elected to request that a particular Reserved Target become the Second Collaboration Target, then such Reserved Target shall automatically cease to be a Reserved Target and Company shall have no further obligations to Merck in respect of such Target.

3.3.4

During the Target Selection Period, if Company proposes to initiate any internal research program or engage in any discussions with a Third Party regarding the development or commercialization of TRACTr Compounds or products containing such TRACTr Compounds directed to a Target that is not listed on Schedule 3.1.2 (“Company Proposed Target”), Company shall nominate such Target by providing the name of the Company Proposed Target to the Gatekeeper in writing and indicating its intent to commence research and development activities in respect of such Target. If such Company Proposed Target is a Reserved Target, the Gatekeeper shall notify Merck in writing that the Company has designated a Reserved Target as a Company Proposed Target. Merck shall have [***] from the date of such notification to submit a request to the Gatekeeper in writing that such Reserved Target become the Second Collaboration Target. In such case, the Gatekeeper shall have [***] to so inform Company in writing, the Company Proposed Target shall become the Second Collaboration Target, and the date that Company receives such notice

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

shall be the Second Collaboration Target Effective Date. If Merck does not submit such a request to the Gatekeeper in such [***] period, the Gatekeeper shall so inform Company in writing and Company shall be free to initiate such research and development activities and, notwithstanding Section 3.2.3, the Company Proposed Target shall become an Unavailable Target.

3.4	Substitution of Collaboration Target(s).

3.4.1

For a period of [***] from the Effective Date for the First Collaboration Target and a period of [***] from the Second Collaboration Target Effective Date for the Second Collaboration Target (each, a “Target Substitution Period”), Merck shall have the right, in its sole discretion, to substitute the First Collaboration Target and/or the Second Collaboration Target for another Nominated Target (“Substitution”), provided such Nominated Target is an Available Target at the time of such Substitution. Merck may substitute such Collaboration Target for such other Target by providing a Target Request to the Gatekeeper, which shall specify this Section 3.4.1, and shall further specify: (i) the Collaboration Target that is being substituted (“Replaced Collaboration Target”); and (ii) the Target that Merck wishes to nominate for Substitution. The Gatekeeper shall review such request in accordance with the procedures set forth in Section 3.2 and, if the Nominated Target is an Available Target, shall inform both Parties in writing. In such case, (a) the Replaced Collaboration Target shall automatically be replaced and shall no longer be a Collaboration Target, and shall be deemed a Terminated Collaboration Target subject to Section 9.2.3, and (b) the Nominated Target shall automatically become a Collaboration Target (“Substituted Target”) and shall be subject to the exclusive licenses set forth in Section 4.1. From the end of the Target Substitution Period until the end of the Research Program Term, Merck may substitute a Collaboration Target in accordance with the procedures set forth in this Section 3.4.1 only by mutual written agreement of the Parties. For the avoidance of doubt, Merck’s licenses pursuant to Section 4.1 (including any licenses with respect to any Compound and Licensed Product directed against such Replaced Collaboration Target) and obligations pursuant to Section 4.6, and Company’s obligations pursuant to Section 4.8, in each case with respect to the Replaced Collaboration Target shall cease as of the date the Replaced Collaboration Target is automatically replaced with the Substituted Target.

3.4.2

Merck may make [***] Substitution per Collaboration Target (i.e., there could be [***] Substitution for the First Collaboration Target and [***] Substitution for the Second Collaboration Target) provided that with respect to any Substitution, the proposed Target has undergone the gatekeeping procedure set forth in Section 3.2 and is determined to be an Available Target at the time of such Substitution. For clarity, any Substituted Target shall not be subject to any Milestone Payments under Section 6.3.1 for Milestone Events that were already achieved and paid by the applicable Replaced Collaboration Target. For example, if the Replaced Collaboration Target was the First Collaboration Target at the time of such Substitution, the Substituted Target shall be deemed the First Collaboration Target at the time of Substitution and no additional Milestone Payments shall be due for Milestone Events that were previously achieved and paid for the First Collaboration Target.

3.4.3

If a Target proposed for Substitution under this Section 3.4 is an Unavailable Target, then Merck may, at its sole discretion, propose another Target for Substitution within the Target Substitution Period by submitting a Target Request to the Gatekeeper, or elect to cease development of the applicable Collaboration Target pursuant to Section 9.2.3.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 4 LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION.

4.1	Exclusive License Grants.

4.1.1

Subject to the terms of this Agreement, Company hereby grants to Merck an exclusive license (even as to Company except as provided in Section 4.1.5) in the Territory under the Company Patent Rights and Company’s interest in Joint Patent Rights, with the right to grant and authorize sublicenses as provided in Section 4.5, to research, develop, make, have made, use, import, offer to sell and sell Compounds and Licensed Products in the Field in the Territory.

4.1.2

Subject to the terms of this Agreement, Company hereby grants to Merck an exclusive license (even as to Company except as provided in Section 4.1.5) under the Company Platform Patent Rights, with the right to grant and authorize sublicenses as provided in Section 4.5, to research, develop, make, have made, use, import, offer to sell and sell Compounds and Licensed Products in the Field in the Territory.

4.1.3

Subject to the terms of this Agreement, Company hereby grants to Merck an exclusive license (even as to Company except as provided in Section 4.1.5) under Company Know-How and Company Platform Know-How, with the right to grant and authorize sublicenses as provided in Section 4.5, to research, develop, make, have made, use, import, offer to sell and sell Compounds and Licensed Products in the Field in the Territory.

4.1.4

Notwithstanding the exclusive rights granted to Merck pursuant to Sections 4.1.1 through 4.1.3, such exclusive license grants shall exclude in all cases [***], and Company shall retain such rights. Merck shall not use Company Know-How or Company Platform Know-How, or any non-public patent applications within the Company Patent Rights or Company Platform Patent Rights, to [***].

4.1.5

Notwithstanding the scope of the exclusive licenses granted to Merck pursuant to Sections 4.1.1 through 4.1.3, Company shall retain the rights during the Research Program Term necessary or useful to perform Company’s obligations under the Research Program in accordance with this Agreement.

4.1.6	Merck agrees not to grant to any Person any rights to any Compounds or Licensed Products inconsistent with the licenses granted in Sections 4.1.1 through 4.1.3.

4.1.7

In the event that Merck, its Affiliates, or its sublicensees that have been granted by Merck the right to sell or offer to sell compounds or products containing such compounds under the Company Patent Rights and/or Company Platform Patent Rights (excluding sublicensees to the extent functioning as distributors): (a) [***], (b) [***], or (c) [***] with respect to, in each case any Company Patent Right or Company Platform Patent Right in a particular jurisdiction [***].

4.2	Non-Exclusive License Grants

4.2.1

Subject to the terms and conditions of this Agreement Company hereby grants to Merck, to the extent Company is legally able to do so, a non-exclusive, sublicensable, royalty-free license in the Territory under any Patent Rights that during the Term are Controlled by

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Company or any of its Affiliates, which claim or cover Company Know-How, but excluding any and all such Patent Rights that are covered by the license grants in Sections 4.1.1 and 4.1.2 for Merck and its Related Parties to research, develop, make, have made, use, import, offer to sell and sell Compound and Licensed Product in the Territory.

4.2.2

Subject to the terms of this Agreement, Merck hereby grants to Company a fully-paid, royalty-free, worldwide, non-exclusive license under the Merck Know-How, Merck Patent Rights, and Antibody Binder Patent Rights solely to perform those activities allocated to Company under the Research Plan.

4.3

No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.

4.4

No Grant of Inconsistent Rights by Company. Company (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise) (i) any rights to any Company Know-How, Company Platform Know-How, Company Patent Rights, or Company Platform Patent Rights in any manner that is inconsistent with or would conflict with the grant of the rights or licenses to Merck hereunder, or (ii) any rights to any Compounds or Licensed Products (provided that Company shall grant to Merck the rights to the Compounds and Licensed Products as set forth herein). Without limiting the foregoing, during the Term, (a) Company (and its Affiliates) shall not use (and shall not grant to any Third Party the right to use) any Compounds or Licensed Products for any purposes in the Field (including the development, manufacturing or commercialization thereof), except in connection with Company’s performance of the activities to be performed by Company under the Research Program as set forth in the Research Plan in accordance with this Agreement and (b) Company (and its Affiliates) shall not provide or otherwise transfer to any Third Parties any Company Know-How or Company Platform Know-How, in each case, for use in connection with a Collaboration Target in the Field except in connection with Company’s performance of the activities to be performed by Company under the Research Program as set forth in the Research Plan in accordance with this Agreement or as permitted under Section 11.2.

4.5

Sublicenses. Merck shall have the right to sublicense (through multiple tiers of sublicenses) any or all of the licenses granted to Merck hereunder; provided that (a) each such sublicense shall be consistent with the terms and conditions of this Agreement, including terms of confidentiality and non-use no less restrictive than those set forth in this Agreement, (b) Merck may not grant to any Third Party any rights to prosecute or enforce any Company Patent Rights, and (c) Merck shall remain liable to Company and responsible for ensuring that the performance by any of its sublicensees hereunder that are exercising rights under a sublicense hereunder is in accordance with the applicable terms of this Agreement, and the grant of any such sublicense shall not relieve Merck of its obligations under this Agreement (except to the extent they are performed by any such sublicensee(s) in accordance with this Agreement). As soon as reasonably practicable (but in any case within [***]) after the execution of any such sublicense agreement, excluding any sublicenses to Affiliates of Merck, Merck shall [***].

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

4.6

Development and Commercialization. Merck shall use Commercially Reasonable Efforts, at its own expense, to [***] in each of the [***]. Following the completion of the Research Program for each Collaboration Target until [***], Merck shall deliver to Company, [***], a written report summarizing at a high level the work performed in the past [***] months regarding the development of Licensed Product(s) based on such Collaboration Target (“Development Report”), which shall be the confidential information of Merck. By way of example, the Development Report shall include [***]. For the avoidance of doubt, such Development Report shall not include any forward-looking commercial plans of Merck related to such Licensed Product(s). Upon reasonable request from Merck, and at Merck’s sole expense, Company shall use Commercially Reasonable Efforts to assist Merck in connection with the preparation and filing of an IND or application for Marketing Authorization from Regulatory Authorities for the Licensed Products in the Field in the Territory, in each case to the extent applicable to technical information for the Compound.

4.7

Regulatory Matters. In the event that any regulatory filings for any Development Candidates or Licensed Products are required for any activities hereunder, including INDs, NDAs and other Marketing Authorizations (as applicable), then as between the Parties, Merck (or its Affiliate or Related Party) shall be the Party responsible for obtaining such regulatory filings in its (or its Affiliate’s or its Related Party’s) name and, as between the Parties, Merck (or its Affiliate or its Related Party) shall be the owner of all such regulatory filings. As between the Parties, Merck (or its Affiliate or Related Party) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to the Compounds and/or Licensed Products. For clarity, Company shall have no right to, and shall not, file any regulatory filings related to any Compounds or Licensed Products or otherwise interact with any Regulatory Authorities with respect to the Compounds or Licensed Products.

4.8

Exclusivity. Subject to Section 11.2.2, during the Term, neither Company nor its Affiliates shall (a) directly or indirectly conduct any activities, including research, development and commercialization, on [***] or (b) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly conduct any activities [***], in each case ((a) and (b)) other than in the performance of the activities to be performed by Company under the Research Program as set forth in the Research Plan in accordance with this Agreement or as permitted under Section 11.2. In the event that Merck has not [***] within [***] of the expiration of the Research Program Term, Company may [***] upon written notice to Merck.

ARTICLE 5 CONFIDENTIALITY AND PUBLICATION.

5.1

Nondisclosure Obligation. At all times during the Term and for a period of [***] thereafter, all Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

5.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

5.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

5.1.3	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

5.1.4	is developed by the receiving Party independently of and without access to Information received from the disclosing Party, as documented by the receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process (including a request for discovery received in an arbitration or litigation proceeding) to disclose Information that is subject to the non-disclosure provisions of this Section 5.1 or Section 5.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party a reasonable opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 5.1 and Section 5.2, and the Party disclosing Information pursuant to law or court order shall take steps reasonably necessary to seek to ensure the continued confidential treatment of such Information, whether through a confidential treatment or other protective order.

5.2

Company Know-How. Company agrees to keep all Company Know-How specific to Collaboration Target(s), Compound(s), Licensed Product(s), and [***] of Compound(s), confidential, subject to Section 5.1 and Section 5.3.

5.3	Permitted Disclosures. A receiving Party may disclose Information of the disclosing Party to the extent such disclosure is reasonably necessary in the following instances:

5.3.1

disclosure to governmental or other regulatory agencies in order to obtain Patent Rights as contemplated by this Agreement or to obtain or maintain approval to conduct Clinical Trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such Patent Rights or authorizations;

5.3.2	complying with applicable court orders and governmental laws and regulations, including regulations promulgated by securities exchanges, as described in the last paragraph of Section 5.1;

5.3.3

is deemed necessary by Merck to be disclosed to Related Parties, agent(s), consultant(s), and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement;

5.3.4

is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement;

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

5.3.5

is deemed necessary by Company to be disclosed to its and its Affiliates’ employees, consultants, contractors, and agents, in each case on a need-to-know basis in connection with the performance of Company’s obligations, or exercise of its rights, under this Agreement and under written obligations of confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; and

5.3.6

to actual and bona fide potential investors, acquirors, and other financial partners for the purpose of evaluating or carrying out an actual or potential investment or acquisition, in each case under appropriate written obligations of confidentiality and non-use that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Information pursuant to Section 5.3.1, 5.3.2, or 5.3.6, it will, give reasonable advance notice to the other Party of such required disclosure and comply with all reasonable requests of the disclosing Party with respect to maintaining confidence in such Information and in any event shall use at least the same diligent efforts to secure confidential treatment of such Information as such Party would use to protect its own Information, but in no event less than reasonable efforts. In any event, each Party agrees to take all reasonable action to challenge, limit, or avoid disclosure of the other Party’s Information. Any information disclosed pursuant to this Section 5.3 shall remain subject to the foregoing confidentiality provisions of this Article 5.

5.4

Publication. Company shall have no right to publish results of the Research Program. Merck shall have the right to publish results of the Research Program, subject to its obligations under Section 5.1.

5.5

Publicity/Use of Names. Promptly following the Effective Date, Company may issue a press release as mutually agreed by the Parties and attached hereto as Schedule 5.5. Either Party may make subsequent public disclosure of the contents of such press release, provided, however, that unless otherwise required by applicable law or the rules of a stock exchange on which the securities of the disclosing entity are listed (or to which an application for listing has been submitted), neither Party shall make any other public announcement concerning this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed). No Party shall use the name of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party (such permission not to be unreasonably withheld, conditioned, or delayed), except as may be required by applicable law or the rules of a stock exchange on which the securities of the disclosing entity are listed (or to which an application for listing has been submitted) and neither Party shall not use the Trademarks of Merck or its Affiliates in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party. The Parties agree that after any press release is made pursuant to this Section 5.5, a Party may make subsequent public disclosures of the same content without having to give the other Party the opportunity to review and comment on such subsequent disclosure, provided that such information remains accurate as of such time.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 6 PAYMENTS; ROYALTIES AND REPORTS

6.1

License Fees. In partial consideration for the licenses and other rights granted to Merck herein under the Company Patent Rights, Company Platform Patent Rights, Company Know-How, and Company Platform Know-How, upon the terms and conditions contained herein, Merck shall pay to Company the following amounts:

6.1.1	a one-time, non-refundable, non-creditable payment equal to eight million dollars ($8,000,000), payable within [***] after the Effective Date, and

6.1.2	a one-time, non-refundable, non-creditable payment equal to eight million dollars ($8,000,000), payable within [***] after the Second Collaboration Target Effective Date.

6.2	Research Program Funding. During the Research Program Term, Merck shall compensate Company for Research Program activities actually performed in accordance with the Research Plan.

6.2.1

Research Budget. All payments to be made by Merck to Company under this Section 6.2 shall be in accordance with a pre-approved written research budget, which shall set forth, in reasonable detail, (i) the number of FTEs dedicated to such research activities, and (ii) a breakdown of all costs associated with such proposed activities (“Research Budget”). The initial, pre-approved Research Budget includes the proposed activities corresponding to research for a period of [***] commencing on the Effective Date and is attached hereto as Schedule 6.2.1 (“Initial Research Budget”). Any modifications to the Initial Research Budget and any subsequent Research Budgets, including budgets for research activities to be conducted after such [***] period shall be agreed by the Committee in accordance with Section 2.3.2.

6.2.2	Payment Terms.

(a)

Company shall submit an invoice to Merck within [***] of the end of each [***] in which activities under the Research Plan are conducted, along with reasonable documentation demonstrating work completed. The documentation shall include the type and extent of work performed, the out-of-pocket costs actually incurred and the amount of time spent by Company personnel undertaking such work.

(b)

Merck shall reimburse Company for Company’s reasonable, out-of-pocket costs, including payment of FTEs at the FTE Rate, within [***] of receipt of such invoice, up to a maximum of [***] per Calendar Year per Collaboration Target (including any Substituted Target), subject to any increases in the Research Budget pursuant to Section 2.3.2.

(c)

Unless the Research Program Term is extended pursuant to Section 2.8.1 or Section 2.8.2, Merck’s obligation to compensate Company under this Section 6.2 shall continue for a period of [***] from the Effective Date for research activities related to the First Collaboration Target, [***] from the Second Collaboration Target Effective Date for research activities related to the Second Collaboration Target, and [***] from the date of Substitution for research activities related to any Substituted Target. Merck shall not be required to fund any FTEs for the Research

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Program from and after the end of such [***] periods, unless the Research Program Term is extended in accordance with Section 2.8. During the Extended Research Program Term, if any, Merck shall reimburse Company for Company’s reasonable, out-of-pocket costs, including payment of FTEs at the FTE Rate, under the terms set forth in this Section 6.2.2.

6.3	Milestone Payments.

6.3.1	Development and Regulatory Milestones.

(a)

Subject to the terms and conditions of this Agreement, Merck shall pay to Company the applicable amount set forth below (each, a “Milestone Payment”) for the first Development Candidate or Licensed Product containing a Compound that is a TRACTr Compound or an Other Masked Compound to achieve the corresponding milestone hereunder during the Term (each, a “Milestone Event”) for each of the First Collaboration Target and the Second Collaboration Target. For the avoidance of doubt, the total Milestone Payments payable to Company under this Section 6.3.1(a) for each of the First Collaboration Target and the Second Collaboration Target shall not exceed one hundred forty-two million, five-hundred thousand U.S. dollars ($142,500,000), irrespective of whether either of such Collaboration Targets was substituted or a Milestone Event was achieved more than one (1) time for a particular Collaboration Target.

	Milestone Event	Milestone Payment
1	[***]	$	[	***]
2	[***]	$	[	***]
3	[***]	$	[	***]
4	[***]	$	[	***]
5	[***]	$	[	***]
6	[***]	$	[	***]
7	[***]	$	[	***]

  [***].

(b)

Payment Terms for Development and Regulatory Milestones. Merck shall notify Company in writing within [***] following the achievement of each Milestone Event under Section 6.3.1(a), and shall make the appropriate Milestone Payment within [***] after the achievement of such Milestone Event. Each Milestone Payment shall be payable only upon the initial achievement of such Milestone Event by a Compound corresponding to each Collaboration Target and no amounts shall be due hereunder for subsequent or repeated achievement of such Milestone Event for Licensed Products directed to the same Collaboration Target.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.3.2	Commercial Milestones

(a)

For each Licensed Product, Merck shall pay to Company the amounts set forth below upon the first occurrence of such Licensed Product achieving each such annual worldwide Net Sales threshold set forth below. For clarity, (i) each commercial milestone is payable once per financial threshold per Licensed Product such that no more than six (6) commercial milestones shall be paid under this Section 6.3.2(a) with respect to a Licensed Product, and (ii) if two (2) or more commercial milestones are achieved in the same Calendar Year, milestone payments shall be owed with respect to each such commercial milestone achieved in such Calendar Year.

	Milestone Event	Milestone Payment
1	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]
2	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]
3	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]
4	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]
5	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]
6	The achievement of aggregate total worldwide Net Sales of a particular Licensed Product in any single Calendar Year of [***].	$	[	***]

(b)

Merck shall notify Company in writing of the achievement of each commercial milestone event and shall make the corresponding milestone payment under Section 6.3.2(a) within [***] after the end of the [***] in which such milestone event was achieved. Following such payment, the subsequent repeated occurrence of the same milestone event for a particular Licensed Product will not trigger any additional milestone payment.

6.4	Royalties.

6.4.1

Royalties Payable by Merck. Subject to the terms and conditions of this Agreement, Merck shall pay Company royalties, calculated on a Licensed Product-by-Licensed Product and country-by-country basis, as set forth in this Section 6.4.

(a)

Patent Royalties. Subject to the provisions of Section 6.4.1(b), Merck shall pay Company royalties in an amount equal to the following percentage of Net Sales of Licensed Products by Merck or its Related Parties where the sale of such Licensed Product is covered by a Valid Patent Claim in the country of sale:

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Net Sales	Royalty
For Net Sales in each Calendar Year less than [***].	[	***]%
For Net Sales in each Calendar Year for the portion of Net Sales equal to or exceeding [***] and less than [***].	[	***]%
For Net Sales in each Calendar Year for the portion of Net Sales equal to or exceeding [***] and less than [***].	[	***]%
For Net Sales in each Calendar Year for the portion of Net Sales equal to or exceeding [***].	[	***]%

(b)

Know-How Royalty. Notwithstanding the provisions of Section 6.4.1(a), on a Licensed Product-by-Licensed Product and country-by-country basis, for countries where the sale of a Licensed Product by Merck or its Related Parties is not covered by a Valid Patent Claim, Merck shall pay royalties on the Net Sales of such Licensed Product in such countries at royalty rates that shall be set at [***] of the applicable royalty rates determined according to Section 6.4.1(a). Such royalties shall be calculated after first calculating royalties under Section 6.4.1(a).

(c)

Royalty tiers pursuant to Section 6.4.1(a) and Section 6.4.1(b) shall be calculated based on worldwide Net Sales of each Licensed Product in the Territory, provided that the determination of whether the royalty shall be calculated under Section 6.4.1(a) or Section 6.4.1(b) shall be determined on a country-by-country basis. Royalties on each Licensed Product at the rates set forth above shall continue on a country-by-country basis until the expiration of the latest of: (i) the last-to-expire Valid Patent Claim in such country; (ii) [***]; or (iii) ten (10) years from First Commercial Sale of such Licensed Product in such country.

(d)	All royalties are subject to the following conditions:

(i)	that only one royalty shall be due with respect to the same unit of Licensed Product;

(ii)

that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties, but in such cases the royalty shall be due and calculated upon Merck’s or its Related Party’s Net Sales to the first independent Third Party;

(iii)	no royalties shall accrue on the disposition of Licensed Product by Merck or its Related Parties for use in a Clinical Trial supplied at cost or free of charge; and

(iv)

no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) supplied free of charge.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.4.2

Change in Sales Practices. The Parties acknowledge that during the Term, Merck’s sales practices for the marketing and distribution of Licensed Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and reasonably discuss in good faith new ways of compensating Company to the extent currently contemplated under Section 6.4.1.

6.4.3

Royalties for Bulk Compound. In those cases in which Merck sells bulk Compound rather than Licensed Product in packaged form to an independent Third Party who is not a sublicensee hereunder, the royalty obligations of this Section 6.4 shall be applicable to the bulk Compound.

6.4.4

Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to a Compound or Licensed Product in any country in the Territory and such compulsory licensee pays to Merck: (a) royalties on the Net Sales of the Licensed Product in such country at a royalty rate lower than the royalty rate provided by Section 6.4.1, then the royalty rate to be paid by Merck on Net Sales in that country under Section 6.4.1 shall be [***]; or (b) [***] for the grant of such sublicense in lieu of paying royalties on the Net Sales of the Licensed Product in such country, then the amount paid to Merck by such compulsory licensee will be [***].

6.4.5

Third Party Licenses. In the event that Merck obtains (after the Effective Date) a license under, or other rights to, Patent Rights from any Third Party(ies) that: (a) [***], or (b) that are necessary (in the opinion of a neutral outside counsel, mutually agreeable to the Parties) in order to make, have made, use, import, offer to sell and/or sell Compound(s) contained in a Licensed Product(s), excluding [***] (hereinafter “Third Party Licenses”), [***] of any and all payments (including royalties and any payments for obtaining such right or license) actually paid under such Third Party Licenses by Merck or its Related Parties in connection with the manufacture, use, sale or import, as applicable, of the Compound(s) contained in such Licensed Product(s) for a [***] shall be creditable against the royalty payments due Company by Merck with respect to the sale of such Licensed Product in such Calendar Quarter. Notwithstanding the foregoing, in no event shall the royalties owed by Merck to Company for such [***] be reduced by more than [***] pursuant to this Section 6.4.5 (provided, however, that if Merck is not able to fully recover the amounts paid by Merck or its Related Parties under any Third Party License as a result of the foregoing restriction, then Merck shall be entitled to carry forward such right of off-set to future Calendar Quarters with respect to such excess amount). At the reasonable request of Merck, Company shall provide assistance to Merck (or its Related Parties) in obtaining any such Third Party Licenses that may be necessary or useful in order to research, develop, make, have made, use, import, offer to sell and/or sell Licensed Product(s) or Compound(s) contained in such Licensed Product(s).

6.5

Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Licensed Product, Merck shall furnish to Company a [***] report for the [***] showing the Net Sales of all Licensed Products subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] following the close of each [***]. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.6	Audits.

6.6.1

Upon the written request of Company and not more than [***], Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Company and reasonably acceptable to Merck, at Company’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to Company only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancy. No other information shall be provided to Company without the prior consent of the Merck unless disclosure is required by applicable laws, rules and regulations or by judicial or administrative process.

6.6.2

If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] of the date Company delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by [***]; provided, however, that if such audit reveals an underpayment of amounts owed to [***] of the greater of: (i) [***] with respect to the relevant period, or (ii) [***], in which case, Merck will reimburse Company for the reasonable expense incurred by Company in connection with the audit.

6.6.3

Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Company’s independent accountant to the same extent required of Merck under this Agreement.

6.6.4

Upon the expiration of [***] following the end of any [***], the calculation of royalties payable with respect to such [***] shall be binding and conclusive upon Company, and Merck and its Related Parties shall be released from any liability or accountability with respect to royalties for such [***].

6.6.5

Company shall treat all financial information subject to review under this Section 6.6 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

6.7

Payment Exchange Rate. All payments to be made by Merck to Company under this Agreement shall be made in United States dollars and may be paid by check made to the order of Company or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Company from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Company shall be made at the [***].

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.8	Income Tax Withholding.

6.8.1

Company shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Merck to Company under this Article 6 (“Agreement Payments”). If applicable laws, rules or regulations require the withholding of Taxes, Merck shall make such withholding payments and shall subtract the amount thereof from the Agreement Payments. Merck shall submit to Company appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. Merck shall provide Company reasonable assistance in order to allow Company to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

6.8.2

Withholding Tax Action. If, at any time during the Term, a Party takes any action of its own discretion (not required by applicable law or a Regulatory Authority), including any assignment, change of place of incorporation, or failure to comply with applicable law or filing or record retention requirements, which results in a withholding or deduction obligation (“Withholding Tax Action”), then such Party shall be responsible for and pay the sum associated with such Withholding Tax Action; provided, however, that such Party will have no obligation to pay any additional amount under this Section 6.8.2 in the event that (i) such increased withholding tax is due, in whole or part, to any action of the other Party, including (A) the assignment by the other Party pursuant to Section 6.8.2 of its rights under this Agreement or any redomiciliation of the other Party or (B) the failure by the other Party to comply with the documentation requirements of applicable law, (ii) such increased withholding tax to the extent that it is otherwise recoverable or creditable by the other Party or its Affiliate, or (iii) such increased withholding tax is due to a change in applicable law following the Party’s assignment under Section 6.8.2.

ARTICLE 7 REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:

7.1.1

such Party is duly organized and validly existing under the laws of the state or jurisdiction of its organization and has full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder;

7.1.2

the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party. This Agreement has been duly executed by such Party. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; and

7.1.3

the execution, delivery and performance by such Party of this Agreement and any other agreements and instruments contemplated hereunder will not (i) in any respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Party is subject, (ii) violate any provision of the corporate charter, by-laws or other organizational documents of such Party, or (iii) constitute a material violation or breach by such Party of any provision of any material contract, agreement or instrument to which such Party is a party or to which such Party may be subject although not a party.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

7.2	Company Representations and Warranties. Company represents and warrants to Merck that as of the Effective Date:

7.2.1

all issued patents within the Company Platform Patent Rights are in full force and effect, and, to the best of Company’s knowledge, the issued patents within the Company Platform Patent Rights are not invalid or unenforceable, in whole or in part;

7.2.2	it has the full right, power and authority to grant the licenses granted to Merck hereunder;

7.2.3

it (and its Affiliates) has not prior to the Effective Date (i) assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Company Patent Rights, Company Platform Patent Rights, Company Platform Know-How or Company Know-How, or (ii) otherwise granted any rights in the Company Patent Rights, Company Platform Patent Rights, Company Platform Know-How or Company Know-How to any Third Parties, in each case (i) and (ii) that would conflict with the rights granted to Merck hereunder;

7.2.4

to the Company’s knowledge, it is the sole and exclusive owner of the Company Patent Rights, Company Platform Patent Rights, Company Platform Know-How and Company Know-How, all of which are (and shall be, in the case of Company Information and Inventions and Company Platform Information and Inventions) free and clear of any liens, charges and encumbrances that would conflict with the rights granted to Merck under this Agreement;

7.2.5

except as previously disclosed to Merck, to the Company’s knowledge, the exercise of the license granted to Merck under the Company Platform Patent Rights and Company Platform Know-How as contemplated as of the Effective Date do not infringe any issued patents owned or possessed by any Third Party;

7.2.6

there are no claims, judgments or settlements against or owed by Company (or any of its Affiliates) and, to Company’s knowledge, no pending claims or litigation relating to the Company Platform Patent Rights, Company Platform Know-How and Company Know-How;

7.2.7

to Company’s knowledge, Company has disclosed to Merck all reasonably relevant information regarding the Company Patent Rights, Company Platform Patent Rights, Company Platform Know-How and Company Know-How licensed under this Agreement;

7.2.8

Company has disclosed to Merck the existence of any patent opinions that the Company has obtained related to the Company Platform Patent Rights, Company Platform Know-How or Company Know-How licensed under this Agreement;

7.2.9

neither Company nor any of its Affiliates has received any written notification from a Third Party that the Company’s research, development, manufacture, use, sale or import of TRACTr Compounds prior to the Effective Date infringes or misappropriates the Patent Rights or know-how owned or controlled by such Third Party, and Company has no knowledge that a Third Party has any basis for any such claim;

7.2.10	Company has complied with all existing country-specific laws and regulations involving inventor remuneration associated with the Company Platform Patent Rights;

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

7.2.11

Schedule 1.28 sets forth a true, correct and complete list of Company Platform Patent Rights existing as of the Effective Date and such schedule contains all application numbers and filing dates, registration numbers and dates, jurisdictions and owners. To Company’s knowledge, the Company Patent Rights, Company Platform Patent Rights, Company Know-How and Company Platform Know-How constitute all intellectual property Controlled by Company (or any of its Affiliates) as of the Effective Date that are necessary or useful for (or otherwise used by Company or any of its Affiliates in connection with), the Compounds and/or Licensed Products or the development, manufacture, commercialization and/or use thereof;

7.2.12

Company has obtained all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it as of the Effective Date, as applicable, in connection with the execution, delivery and performance of this Agreement;

7.2.13

all research and development of the Compounds and/or Licensed Products conducted by Company prior to the Effective Date has been conducted in material accordance with all applicable laws, rules and regulations;

7.2.14

as set forth in Section 7.2.3, there are no agreements (including any licenses), written or oral, granting any licenses or other rights to (or from) Company (or any of its Affiliates) relating to the Compounds or Licensed Products or the Company Platform Know-How, Company Know-How, Company Platform Patent Rights or Company Patent Rights that would conflict with the rights granted to Merck under this Agreement;

7.2.15

to Company’s knowledge, all information and data provided by or on behalf of Company to Merck on or before the Effective Date in contemplation of this Agreement was and is true and accurate and complete in all material respects, and Company has not disclosed, or failed to disclose, or cause to be disclosed, any information or data that would reasonably be expected to cause the information and data that has been disclosed by Company to Merck to be misleading in any material respect; and

7.2.16	it has or ensures that it will have the resources and capabilities to do the work contemplated by the Research Plan.

ARTICLE 8 PATENT PROVISIONS.

8.1	Filing, Prosecution and Maintenance of Company Patents Rights, Company Platform Patent Rights and Joint Patent Rights.

8.1.1

Company Compound Specific Patent Rights. Merck shall have the first right to file the Company Compound Specific Patent Rights. Company shall promptly disclose to Merck in writing the conception, creation and/or discovery of such Company Information and Inventions to which one or more Company Compound Specific Patent Rights may be filed. Merck shall give Company an opportunity to review the text of any such patent application before filing, shall consult with Company with respect thereto, and shall supply Company with a copy of the application as filed, together with notice of its filing date and serial number. Merck has the first right to prosecute and maintain in the Territory, upon appropriate consultation with Company, the Company Compound Specific Patent Rights licensed to Merck under this Agreement. Merck shall keep Company advised of the status

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

of the Company Compound Specific Patent Rights and, upon Company’s request, shall provide advance copies of any papers related to the prosecution and maintenance of the Company Compound Specific Patent Rights. Merck shall promptly give notice to Company of the grant, lapse, revocation, surrender, invalidation or abandonment of any Company Compound Specific Patent Rights licensed to Merck for which Merck is responsible for the prosecution and maintenance. Merck shall give notice to Company of any desire to cease prosecution and/or maintenance of Company Compound Specific Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit Company, in its sole discretion, to continue prosecution or maintenance of such Company Compound Specific Patent Rights at its own expense.

8.1.2

Joint Patent Rights. Merck shall have the first right to file, prosecute, and maintain patents and patent applications claiming Joint Information and Inventions. Merck shall keep Company advised of the status of any actual and prospective patent filings and upon Company’s request, shall provide advance copies of any papers related to the filing of Joint Information and Inventions and the prosecution and maintenance of Joint Patent Rights. Merck shall give notice to Company of any desire to cease prosecution and/or maintenance of Joint Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit Company, in its sole discretion, to continue prosecution or maintenance of such Joint Patent Rights at its own expense. If Company elects to continue prosecution or maintenance of such Joint Patent Rights, Merck shall execute documents in a timely manner as may be reasonably necessary to allow Company to continue such prosecution or maintenance.

8.1.3

Company Platform Patent Rights. Notwithstanding anything to the contrary in this Agreement, Company shall have the [***] right to file, prosecute, and maintain Patent Rights claiming or covering Company Platform Know-How, at its [***] discretion. Notwithstanding the foregoing, prior to filing any patent application claiming or covering Company Platform Information and Inventions, Company shall allow Merck to review a draft of such application if the application contains subject matter generated in the performance of the Research Program that is related to any [***] of a Compound or any [***] of a Compound(s), or any other data generated in the performance of the Research Program that relates to a Compound(s) and/or Licensed Product(s). In such case, the Parties will work together in good faith to segregate the subject matter related to such [***], Compound(s) and/or Licensed Product(s) into a separate patent application.

8.1.4

Company Non-Product Patent Rights. Company shall have the sole right to file, prosecute, and maintain the Company Non-Product Patent Rights. Company shall give Merck an opportunity to review the text of any such patent application, shall consult with Merck with respect thereto, and shall supply Merck with a copy of the application as filed, together with notice of its filing date and serial number. Company shall keep Merck advised of the status of such Company Non-Product Patent Rights, and upon Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such Company Non-Product Patent Rights.

8.1.5

Patent Term Extension. The Parties shall cooperate fully with each other to provide necessary information and assistance, as the other Party may reasonably request, in obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Company Patent Rights, Company Platform Patent Rights, and Joint Patent Rights. In the event that elections with respect to obtaining such patent term extension where applicable to Company Compound Specific Patent Rights and Joint Patent Rights are to be made, Merck shall have the right to make the election and Company agrees to abide by such election.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.1.6

Other Cooperation. The Parties agree to cooperate fully and provide any information and assistance that either may reasonably request for the filing, prosecution and maintenance of Company Patent Rights, Company Platform Patent Rights, and Joint Patent Rights. The Parties further agree to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for U.S. patents and patent applications.

8.1.7

Filing, Prosecution and Maintenance Expenses. With respect to all filing, prosecution and maintenance activities under this Section 8.1, the filing and/or prosecuting Party shall be responsible for payment of all costs and expenses related to such activities.

8.1.8

Inventor Remuneration. Company shall comply with all applicable country-specific inventor remuneration laws and regulations associated with Company Patent Rights, Company Platform Patent Rights, and Joint Patent Rights when inventor remuneration obligations are triggered by an employee of Company and/or its Affiliates, or a Third Party acting on behalf of Company and/or its Affiliates. Merck shall comply with all applicable country-specific inventor remuneration laws and regulations associated with Joint Patent Rights when inventor remuneration obligations are triggered by an employee of Merck and/or its Affiliates, or a Third Party acting on behalf of Merck and/or its Affiliates.

8.2	Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings.

8.2.1

Third Party Initiated Proceedings. Each Party shall, within [***] of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, opposition, reexamination requested by a Third Party, inter partes review, post-grant review or similar contested administrative proceeding involving a Third Party (“Third Party Initiated Proceedings”) relating to Company Patent Rights or Joint Patent Rights. Merck and Company shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. Merck shall have the first right to control such proceedings with respect to Company Compound Specific Patent Rights and Joint Patent Rights, and Company shall have the right to review and approve any submission to be made in connection with such proceeding, which approval will not be unreasonably withheld or delayed. Company shall have the first right to control such proceedings with respect to Company Non-Product Patent Rights, and Merck shall have the right to review and approve any submission to be made in connection with such proceeding, which approval will not be unreasonably withheld or delayed.

8.2.2	Party Initiated Proceedings.

(a)

Company Compound Specific Patent Rights and Joint Patent Rights. Merck shall have the first right to initiate a reexamination, supplemental examination, reissue or similar administrative proceeding (“Party Initiated Proceedings”) relating to Company Compound Specific Patent Rights or Joint Patent Rights. Notwithstanding the foregoing, Merck shall not initiate any such proceeding without the prior written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed. Company shall have the right to review and approve any submission to be

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

made in connection with such proceeding, which approval will not be unreasonably withheld, conditioned or delayed. If there is disagreement regarding whether a Party Initiated Proceeding relating to such Company Compound Specific Patent Rights or Joint Patent Rights should be initiated, such disagreement shall be referred to the senior intellectual property officers of the Parties. In the event that these two executives do not, after reasonable good faith efforts, reach agreement, the resolution and/or course of conduct shall be determined by Merck. In the event that Merck chooses not to initiate a proceeding under this Section 8.2.2(a), and upon Merck’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Company shall have the right to initiate such proceedings. The initiating Party under this Section 8.2.2(a) shall have the first right to control such proceedings.

(b)	Company Non-Product Patent Rights. Company shall have the sole right to initiate a Party Initiated Proceeding relating to Company Non-Product Patent Rights.

8.2.3

Company Platform Patent Rights. For clarity, and notwithstanding anything to the contrary in this Agreement, Company shall have the [***] right to control Third Party Initiated Proceedings and to initiate a Party Initiated Proceeding relating to Company Platform Patent Rights and Merck shall have no right to review or approve any submissions related thereto.

8.2.4

Cooperation. In connection with any administrative proceeding under Section 8.2.1 or Section 8.2.2, Merck and Company shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto. For any proceeding involving Company Compound Specific Patent Rights or Joint Patent Rights, the Party controlling such proceeding shall obtain prior approval from the other Party of any settlement offer or settlement agreement, such approval not to be unreasonably withheld, conditioned, or delayed.

8.2.5	Expenses. The Party controlling any administrative proceeding pursuant to Section 8.2.1 and Section 8.2.2 shall bear all expenses related thereto.

8.3	Enforcement and Defense.

8.3.1

The Parties shall give notice to each other of either (i) any infringement of Company Patent Rights or Joint Patent Rights, or (ii) any misappropriation or misuse of Company Know-How, that may come to its attention. Merck and Company shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Company, to terminate any infringement of Company Patent Rights or Joint Patent Rights. Merck, upon notice to Company, shall have the first right to initiate and prosecute such legal action with respect to the Company Compound Specific Patent Rights or Joint Patent Rights at its own expense and in the name of Merck, or to control the defense of any declaratory judgment action relating to Company Compound Specific Patent Rights or Joint Patent Rights. Company, upon notice to Merck, shall have the sole right to initiate and prosecute such legal action at its own expense and in the name of Company, or to control the defense of any declaratory judgment action relating to Company Non-Product Patent Rights. Each Party shall have the right to be represented by counsel of its own choice.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.3.2

Merck shall promptly inform Company if it elects not to exercise its first right under Section 8.3.1 to initiate and prosecute legal action related to Company Compound Specific Patent Rights or Joint Patent Rights, and Company shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Company and, if necessary, Merck. If Company elects to do so, the costs of any agreed-upon course of action to terminate infringement of Company Compound Specific Patent Rights or Joint Patent Rights, including without limitation the costs of any legal action commenced or the defense of any declaratory judgment, shall be paid by Company. Each Party shall have the right to be represented by counsel of its own choice.

8.3.3

For any action to terminate any infringement of Company Patent Rights or Joint Patent Rights, or any misappropriation or misuse of Company Know-How, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for the Party to initiate litigation to prosecute and maintain such action under Section 8.3.1. In connection with any action or potential action, Merck and Company will cooperate fully and will provide each other with any information or assistance that either may reasonably request, including cooperating with regard to any reasonable pre-litigation review of the Company Patent Rights and Joint Patent Rights. Each Party shall keep the other informed of developments in any action or proceeding. For any proceeding to terminate any infringement of Company Compound Specific Patent Rights or Joint Patent Rights under this Section 8.3, the controlling Party shall obtain prior approval from the other Party of any settlement offer or settlement agreement, such approval not to be unreasonably withheld, conditioned, or delayed.

8.3.4

Any recovery obtained by either or both Merck and Company in connection with or as a result of any action contemplated by this Section, whether by settlement or otherwise, shall be shared in order as follows:

(a)	first to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated on a pro rata basis if insufficient to cover the totality of such expenses); and

(b)	the amount of any recovery remaining shall then be allocated between the Parties on a pro rata basis taking into consideration the relative economic losses suffered by each Party.

8.3.5

Company shall inform Merck of any matter of which it becomes aware concerning the submission of an application to the U.S. Food & Drug Administration under Section 351(k) of the U.S. Public Health Services Act (42 USC 262(k)), or to a similar agency under any similar provisions in a country in the Territory, seeking approval of a Biosimilar (“Biosimilar Application”). Company shall provide Merck with the unopened Biosimilar Application within [***] of receipt. Notwithstanding the foregoing provisions of Section 8.3, Merck shall have the sole right, in its discretion, to control any legal action and any activity taken to resolve a dispute with respect to any infringement of Company Compound Specific Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, including selection of any patents for listing, and Company shall have no rights in connection with the control of such legal action. If Company inadvertently opens the

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

sealed contents of any Biosimilar Application, or if the Biosimilar Application is not contained within a sealed envelope inside the delivery packaging, Company shall (a) not substantively review the Biosimilar Application, (b) so notify Merck, and (c) cooperate with Merck to obtain the relevant applicant’s consent to forward the Biosimilar Application to Merck. Merck shall choose the recipients of information under 42 U.S.C. §262 (l). For any action with respect to any infringement of Company Compound Specific Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, in the event that Merck is unable to initiate or prosecute such action solely in its own name, Company will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Merck to initiate, prosecute and maintain such action. In connection with any action, Company shall reasonably cooperate with Merck and provide Merck with information and assistance that Merck may reasonably request at Merck’s expense, including as set forth in Section 8.3.3.

8.3.6

Company Platform Patent Rights. For clarity, and notwithstanding anything to the contrary in this Agreement, Company shall have the [***] right, in its [***] discretion, to initiate and prosecute legal action at its own expense to terminate (i) any infringement of Company Platform Patent Rights, or (ii) any misappropriation or misuse of Company Platform Know-How, or to control the defense of any declaratory judgment action relating to the foregoing or otherwise relating to Company Platform Patent Rights or Company Platform Know-How.

8.4

Merck Patent Rights, Antibody Binder Patent Rights, Merck Know-How, Merck Information and Inventions, Antibody Binder Know-How. Notwithstanding anything to the contrary in this Agreement, Merck shall have the sole right and discretion to (i) file, prosecute, and maintain Merck Patent Rights and Antibody Binder Patent Rights in the Territory; (ii) enforce any Merck Patent Rights and Antibody Binder Patent Rights and protect against any misappropriation or misuse of Merck Know-How, Merck Information and Inventions, and Antibody Binder Know-How in the Territory; (iii) control any Third Party Initiated Proceedings relating to Merck Patent Rights and Antibody Binder Patent Rights; and (iv) initiate and control any Party Initiated Proceedings relating to Merck Patent Rights and Antibody Binder Patent Rights. Company agrees to reasonably cooperate and provide any information and assistance that Merck may reasonably request for the filing, prosecution and maintenance of Antibody Binder Patent Rights, at Merck’s expense. Company shall comply with all applicable country-specific inventor remuneration laws and regulations associated with Antibody Binder Patent Rights when inventor remuneration obligations are triggered by an employee of Company and/or its Affiliates, or a Third Party acting on behalf of Company and/or its Affiliates.

ARTICLE 9 TERM AND TERMINATION

9.1

Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 9.2 or 9.3, this Agreement shall continue in full force and effect until the end of the Calendar Year in which the expiration of all royalty obligations under Article 6 occurs for all Licensed Products in the Territory (“Term”). Upon expiration of this Agreement (but not early termination), and provided that all payments accrued hereunder have been made, Merck’s licenses pursuant to Sections 4.1.1 through 4.1.3 and Section 4.2.1 shall become fully paid-up, perpetual licenses.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.2	Termination by Merck Other Than for Cause.

9.2.1

Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement at any time in its sole discretion by giving [***] advance written notice to Company. For the avoidance of doubt, termination by Merck under this Section can be effected only through a written notice specifically referring to this Section.

9.2.2	Effect of Termination under Section 9.2.1.

(a)

No later than [***] after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one (1) copy of Information received from the other Party in its confidential files for record purposes, to demonstrate compliance with its obligations, or assert its rights, under this Agreement, or to comply with applicable law; and further, provided, that a Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not accessible by any of its personnel (other than its information technology specialists), and (iii) are not otherwise accessed subsequently except with the written consent of the disclosing Party or as required by law or legal process. Such retained copies of Information shall remain subject to the confidentiality and non-use obligations herein.

(b)	In the event of termination under this Section 9.2:

(i)	all licenses granted by the Company to Merck under this Agreement shall automatically terminate effective as of the termination date of this Agreement;

(ii)	Merck shall pay any amounts then due and owing as of the termination date;

(iii)

Merck shall cooperate and assist in transitioning to Company the prosecution and maintenance of any Company Patent Right that Merck is prosecuting or maintaining pursuant to Section 8.1.1 as of the effective date of termination, including by executing documents in a timely manner as may be reasonably necessary to allow Company to continue such prosecution and maintenance;

(iv)

any unused Materials and any derivatives, analogs, modifications or components thereof shall be, at the providing Party’s option, either promptly returned to the providing Party, or promptly destroyed in accordance with instructions by the providing Party (for clarity, any materials generated by a Party during the term of the Agreement that were not made using any Materials of the other Party, including cell lines, shall not be considered derivatives of the Materials of such other Party and shall not be subject to this Section 9.2.2(b)(iv));

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(v)	except for the surviving provisions set forth in Section 9.5, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination;

(vi)

Merck shall not, and shall ensure that its Affiliates, sublicensees and distributors shall not, sell, offer for sale or otherwise commercialize any Compounds or Licensed Products; provided, however, that Merck and its Affiliates, sublicensees and distributors shall be entitled, during the [***] period immediately following the effective date of termination, to [***], subject to and in accordance with the terms of this Agreement (including Article 6 of this Agreement); and

(vii)	upon termination, the Parties shall confer to determine how the Joint Patent Rights will be addressed.

(c)

Except for the surviving provisions set forth in Section 9.5 and as otherwise set forth in this Section 9.2.2, the rights and obligations of the Parties hereunder shall terminate as of the date of a termination under Section 9.2.

9.2.3

Termination of a Single Collaboration Target. Merck shall have the right to terminate its rights and obligations with respect to a single Collaboration Target (“Terminated Collaboration Target”), without terminating the Agreement with respect to the remaining Collaboration Target at any time in its sole discretion by giving [***] advance written notice to Company (“Collaboration Target Termination Date”). Termination of a Collaboration Target by Merck under this Section can be effected only through a written notice specifically referring to this Section and identifying the Collaboration Target to be terminated. The terms of Section 9.2.2 shall apply with respect to the Terminated Collaboration Target (and Compounds and Licensed Products directed against such Terminated Collaboration Target) as of the Collaboration Target Termination Date. For the avoidance of doubt, Merck’s licenses pursuant to Section 4.1 (including any licenses with respect to any Compounds and Licensed Product directed against such Terminated Collaboration Target) and obligations pursuant to Section 4.6, and Company’s obligations pursuant to Section 4.8, with respect to the Terminated Collaboration Target shall cease as of the Collaboration Target Termination Date.

9.3	Termination for Cause.

9.3.1	Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement:

(a)

upon written notice by either Party if the other Party is in breach of its material obligations hereunder and has not cured such breach within [***] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 11.7; or

(b)	upon written notice by a Party if the other Party is in breach of the relevant terms set forth in Section 2.11.1 or Section 2.11.5; or

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(c)

by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

9.3.2	Effect of Termination for Cause on License.

(a)	In the event of termination under this Section 9.3:

(i)	all licenses granted by the Company to Merck under this Agreement shall automatically terminate effective as of the termination date of this Agreement;

(ii)	Merck shall pay any amounts then due and owing as of the termination date;

(iii)

Merck shall cooperate and assist in transitioning to Company the prosecution and maintenance of any Company Patent Right that Merck is prosecuting or maintaining pursuant to Section 8.1.1 as of the effective date of termination, including by executing documents in a timely manner as may be reasonably necessary to allow Company to continue such prosecution and maintenance;

(iv)

any unused Materials and any derivatives, analogs, modifications or components thereof shall be, at the providing Party’s option, either promptly returned to the providing Party, or promptly destroyed in accordance with instructions by the providing Party (for clarity, any materials generated by a Party during the term of the Agreement that were not made using any Materials of the other Party, including cell lines, shall not be considered derivatives of the Materials of such other Party and shall not be subject to this Section 9.3.2(a)(iv));

(v)	Merck shall not, and shall ensure that its Affiliates, sublicensees and distributors shall not, sell, offer for sale or otherwise commercialize any Compounds or Licensed Products; and

(vi)	upon termination, the Parties shall confer to determine how the Joint Patent Rights will be addressed.

(b)

No later than [***] after the effective date of termination under Section 9.3.1, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section 9.3, and may keep one copy of Information received from the other Party in its confidential files for record purposes or to demonstrate compliance

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

with its obligations, or assert its rights, under this Agreement; and further, provided, that a Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not accessible by any of its personnel (other than its information technology specialists), and (iii) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law or legal process. Such retained copies of Information shall remain subject to the confidentiality and non-use obligations herein.

(c)

Except for the surviving provisions set forth in Section 9.5 and as otherwise set forth in this Section 9.3.2, the rights and obligations of the Parties hereunder shall terminate as of the date of a termination under Section 9.3.

(d)

If this Agreement is terminated by Merck pursuant to Section 9.3.1(c) due to the rejection of this Agreement by or on behalf of Company under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Company to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Company under the Code, Merck shall be entitled to a complete duplicate of or complete access to any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless Company elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Company upon written request therefore by Merck.

The foregoing provisions of Section 9.3.2(d) are without prejudice to any rights Merck may have arising under the Code or other applicable law.

9.4

Alternative Remedy. If Merck has the right to terminate this Agreement pursuant to Section 9.3.1(a) as a result of Company’s uncured material breach [***] (subject to Company’s right to dispute as provided in Section 9.3.1(a)), then, in lieu of terminating this Agreement Merck may, in its sole discretion, exercise an alternative remedy as follows: Merck may retain all of its licenses and other rights granted under this Agreement with respect to Compounds and Licensed Products directed to such Collaboration Target, subject to all of its payment and other obligations herein continuing; except that the then-unearned milestone payments and royalties with respect to Compounds and Licensed Products directed to such Collaboration Target that become payable thereafter, in each case, will be reduced by [***]. If Merck avails itself of such election under this Section 9.4, the material breach giving rise to such election [***] and the reduction of its milestone and royalty obligations as set forth above in this paragraph shall be [***]. For the avoidance of doubt, except as expressly set forth in this Section 9.4, if Merck exercises the alternative remedy set forth in this Section 9.4, then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to Section 9.2 or 9.3.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.5

Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Licensed Product(s) or Compound sold prior to such expiration or termination. The provisions of Article 5 shall survive the expiration or termination of this Agreement and shall continue in effect for [***]. In addition, the provisions of Article 1, Article 5, Article 10, and Article 11, and Section 2.7, 2.9, 4.3, 6.6, 9.1, 9.2.2, 9.3.2, and 9.5 shall survive any expiration or termination of this Agreement.

ARTICLE 10 INDEMNIFICATION

10.1

Indemnification by Merck. Merck hereby agrees to defend, indemnify, and hold harmless Company and its Affiliates and their respective directors, officers, employees, and agents (each, a “Company Indemnitee”) from and against any and all liabilities, expenses, and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Company Indemnitee may become subject as a result of any claim, demand, action, or other proceeding (each, a “Claim”) by any Third Party to the extent such Losses arise out of:

10.1.1	the research, development, use, manufacture, commercialization, or other disposition of any Compound or Licensed Product by Merck, its Affiliates or their respective subcontractors or sublicensees;

10.1.2	the negligence or willful misconduct of any Merck Indemnitee or Related Party; or

10.1.3	the breach by Merck of any term in or warranty, representation, or covenant made by Merck in this Agreement;

except, in each case (Section 10.1.1-10.1.3) to the extent such Losses arise out of any activities set forth in Sections 10.2.1-10.2.2 for which Company is obligated to indemnify any Merck Indemnitee under Section 10.2.

10.2

Indemnification by Company. Company hereby agrees to defend, indemnify, and hold harmless Merck and its Affiliates and their respective directors, officers, employees, and agents (each, a “Merck Indemnitee”) from and against any and all Losses to which any Merck Indemnitee may become subject as a result of any Claim by any Third Party to the extent such Losses arise out of:

10.2.1	the negligence or willful misconduct of any Company Indemnitee; or

10.2.2	the breach by Company of any term in or warranty, representation, or covenant made by Company in this Agreement;

except, in each case (Section 10.2.1-10.2.2) to the extent such Losses arise out of any activities set forth in Sections 10.1.1-10.1.3 for which Merck is obligated to indemnify any Company Indemnitee under Section 10.1.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

10.3	Procedure.

10.3.1

The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) as soon as reasonably practicable after learning of such Claim, provided, that the failure or delay by an Indemnified Party to give such notice of a Claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party has been materially prejudiced as a result of such failure or delay to give such notice.

10.3.2

The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choice at its own expense; provided, however, that the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.

10.3.3

The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned, or delayed, agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party, or that acknowledges fault by the Indemnified Party.

10.3.4

If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party will reimburse the Indemnified Party for all costs and expenses, including attorney fees, incurred by the Indemnified Party in defending itself within [***] after receipt of any invoice therefor from the Indemnified Party. The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.

10.4

Insurance. During the Term, each Party, at its own expense, shall maintain commercial general liability insurance, including public and product liability and other appropriate insurance (or, in the case of Merck, self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

ARTICLE 11 MISCELLANEOUS

11.1

Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have breached this Agreement for failure or delay in performing any obligation under this Agreement (other than a failure to make a payment when due) to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, pandemics, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods or other acts of God, or acts, omissions or delays in acting by any governmental authority (other than for a failure to comply with applicable law). In the case of Merck’s obligations under Article 6, Merck shall not be held liable to Company or deemed to have defaulted under or breached this Agreement only to the extent that its delay in performing such obligations is caused by a temporary disruption in payment systems. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

11.2	Assignment/ Change of Control.

11.2.1

Assignment. Except as provided in this Section 11.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement, in whole or in part, and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 11.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. Company shall provide written notice to Merck within [***] after an assignment by Company.

11.2.2	Change of Control of Company.

(a)

Notwithstanding the provisions of Section 4.8, if Company undergoes a Change of Control during the term of this Agreement and, as of immediately prior to or following the closing of such Change of Control, any Person that becomes an Independent Affiliate of Company upon such Change of Control or any of such Person’s Affiliates existing immediately prior to such Change of Control or following such Change of Control other than the Company or Affiliates of Company existing prior to such Change of Control (collectively, the “Company Acquirer”) is researching, developing, manufacturing or commercializing any product, the research, development, manufacture or commercialization of which product in the Territory would, but for the provisions of this Section 11.2.2 constitute a breach of Section 4.8 (such product, a “Distracting Product”), then Company will not be in breach of Section 4.8 as a result of such activities with respect to any such Distracting Product (provided that, with respect to Distracting Products that arise after such Change of Control, the Company Acquirer does not access or use any confidential know-how Controlled by Company prior to such Change of Control in the conduct of activities related to such Distracting Product), and Company or the Company Acquirer, as applicable, will, (i) adopt reasonable procedures to segregate all research, development or commercialization activities relating to the Distracting Product from research, development and commercialization with respect to Compounds and Licensed Products under this Agreement, and conduct any activities under the Research Program separately from all activities relating to the Distracting Product, including through the maintenance of separate lab notebooks and records; and (ii) establish reasonable firewall protections and safeguards designed to ensure the activities of its personnel under the Research Program are segregated from all activities relating to the Distracting Product, including reasonable efforts to ensure that (x) none of its personnel involved in performing development or commercialization activities with respect to the Distracting Product have access to non-public plans or information relating to the development or commercialization of Compounds or Licensed Products under this Agreement and (y) none of its personnel involved in performing development activities under the Research Program with respect to the Compounds or Licensed Products under this Agreement have access to non-public plans or information relating to the development or commercialization of the Distracting Product (except, in each case, that management personnel may [***]).

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(b)

Upon a Change of Control of Company, Company shall adopt reasonable procedures to be agreed upon in writing with Merck to prevent the disclosure of all information of Merck and its Affiliates and other information with respect to development and commercialization of Compounds and Licensed Products to Company personnel dedicated to the development and commercialization of any Distracting Product. Upon such Change of Control, Merck’s obligation to provide royalty reports pursuant to Section 6.5 shall be limited to reporting Merck’s total worldwide royalty obligations and Merck shall no longer be obligated to provide Development Reports pursuant to Section 4.6.

11.3

Use of Affiliates. Each of Company and Merck shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its respective Affiliates, provided, however, that each Party shall remain responsible for the performance of its Affiliates and shall cause such Affiliates to comply with the provisions of this Agreement in connection with such performance, including the provisions addressing confidentiality and non-use. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

11.4

Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

11.5

Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Company, to:	Janux Therapeutics, Inc. 11099 North Torrey Pines Road, Suite 290 La Jolla, CA 92037 Attention: Chief Executive Officer Email: [***]

And with a copy (which shall not constitute notice) to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Charity R. Williams, Esq. Email: crwilliams@cooley.com

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Email: [***]

and	Merck Sharp & Dohme Corp. 2000 Galloping Hill Road PO Box 539 Mailstop K-1-4161 Kenilworth, NJ 07033-1310 Attention: Senior Vice President, Business Development

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [***] Business Day following the date of mailing, if sent by mail. The Parties hereby agree that, to the extent permitted by law, any notice provided in accordance with this Section shall constitute due service of process with respect to any legal proceeding between the Parties arising hereunder and that compliance with the Hague Convention for the Service of Process, if otherwise applicable, shall not be required.

11.6

Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

11.7	Dispute Resolution.

11.7.1

The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof (a “Dispute”). Any Party shall give the other Party written notice of any Dispute not resolved in the normal course of business. Within [***] from the date of delivery of such notice, the receiving Party shall submit to the other Party a written response. The notice and response shall include (A) a statement of that Party’s position and a summary of arguments supporting that position, and (B) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within [***] from the date of delivery of the initial notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. These executives shall have the authority to settle the Dispute and shall be at a higher level of management than the persons with direct responsibility for administration of this Agreement. All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

11.7.2

If the Parties do not fully settle following the procedure in Section 11.7.1, and a Party wishes to pursue the matter, each dispute, controversy or claim arising from or related to this Agreement or the breach thereof that is not an Excluded Claim shall be finally resolved by binding arbitration in accordance with this Section 11.7.2. Such Dispute shall be referred to and finally resolved by arbitration under the American Arbitration Association (“AAA”) rules, as then in effect, by a tribunal of three (3) arbitrators. The seat and legal place of the arbitration shall be New York City, New York. Each Party shall nominate one arbitrator and the third arbitrator shall be nominated by the two Party-nominated arbitrators within [***] after the second arbitrator’s appointment. If a Party does not nominate its arbitrator within [***] following the expiry of the allotted period, then such arbitrator shall be appointed by the AAA in accordance with its rules. Any arbitrator appointed by the AAA shall have at least [***] experience in the pharmaceutical industry. The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English. Each Party shall bear its own legal costs for its counsel and other expenses, and the Parties shall equally share the costs of the arbitration unless the arbitrators otherwise determine, and in such case the arbitral award will so provide. Tfhe arbitrators shall have no power to award damages excluded pursuant to Section 11.8. In no event shall the arbitrators assign a value to any issue greater than the greatest value for such issue claimed by either Party or less than the smallest value for such issue for such item claimed by either Party. The award shall be final and binding upon the Parties and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction. Except to the extent necessary to confirm, enforce, or challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by applicable law or regulation or securities exchange, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. Notwithstanding anything to the contrary in the foregoing, in no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable New York statute of limitations. Any disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.

11.7.3

The arbitrators shall have no power to grant interim or permanent injunctive relief. Notwithstanding anything herein to the contrary, each Party shall have the right to seek to institute judicial proceedings against the other Party, or anyone acting by, through or under such other Party, in order to seek interim or provisional relief, including specific performance, a preliminary injunction or other similar interim equitable relief, concerning a dispute in any court of competent jurisdiction before or after the initiation of an arbitration as set forth in Section 11.7.2, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

11.7.4

The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration pursuant to Section 11.7.2. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator determines that such payments are not due.

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

11.7.5

As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) a decision by the Committee or Merck within the proper scope of the Committee’s authority pursuant to Section 2.3, or an issue concerning the integrity of data submitted to a regulatory agency, neither of which shall be arbitrable or justiciable in any forum; (b) the validity or infringement of a patent, trademark or copyright; or (c) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any action concerning Excluded Claims identified in clauses (b) and (c) of this Paragraph may be brought in any court having jurisdiction.

11.8

Limitation of Liability. EXCEPT FOR DAMAGES THAT ARISE IN CONNECTION WITH A PARTY’S WILLFUL MISCONDUCT OR FRAUD OR BREACH OF ITS OBLIGATIONS UNDER ARTICLE 5, NEITHER PARTY SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS OR LOST SALE DAMAGES OF ANY KIND SUFFERED BY THE OTHER PARTY (OR ITS AFFILIATES), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS SECTION 11.8 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 10.

11.9

Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

11.10

Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

11.11

Independent Contractors. It is expressly agreed that Company and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Company nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

11.12

Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise. No waiver shall be valid unless in writing and signed by the waiving Party.

11.13

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

11.14

Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Whenever this Agreement refers to a number of days, unless otherwise

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

specified, such number refers to calendar days. In this Agreement, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words “include”, “included”, and “including” are to be construed without conveying any limitation to the generality of the preceding words, and (e) the word “or” means “and/or” unless the subjects of the conjunction are, or are intended to be, exclusive.

11.15

Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

11.16

Counterparts. This Agreement may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

IN WITNESS WHEREOF, the Parties have executed this Research Collaboration and Exclusive License Agreement as of the Effective Date.

MERCK SHARP & DOHME CORP.		JANUX THERAPEUTICS, INC.

BY:	/s/ Benjamin Thorner	BY:	/s/ David Campbell
	Benjamin Thorner		David Campbell

TITLE: SVP & Head of BD&L, MRL		TITLE: President and CEO

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 1.25

COMPANY PLATFORM

[***]

***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 1.28

COMPANY PLATFORM PATENT RIGHTS

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 1.73

TRACTr COMPOUND STRUCTURE

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 2.1.1

RESEARCH PLAN

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 2.1.2

PRE-APPROVED COMPANY CONTRACTORS

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 3.1.1

First Collaboration Target

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 3.1.2

UNAVAILABLE TARGETS

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 5.5

COMPANY PRESS RELEASE

Janux Therapeutics Announces Collaboration with Merck to Develop Novel Drug Candidates for Immuno-Oncology using T-Cell Engager (TRACTr) Technology

SAN DIEGO, December XX, 2020 – Janux Therapeutics, today announced a strategic collaboration and license agreement with Merck, known as MSD outside the United States and Canada, to discover, develop and commercialize innovative, next generation T cell engager immunotherapies for the treatment of cancer. The goal of the collaboration is to use Janux’s proprietary Tumor Activated T Cell Engager (TRACTrTM) technology to engineer novel, T-cell engager drug candidates directed against two cancer targets selected by Merck. Under the terms of the agreement, Merck has received an exclusive worldwide license to products and intellectual property developed from this collaboration. In exchange, Janux will be eligible to earn up to $500.5 million per target in upfront and milestone payments plus royalties on sales of any product derived from the collaboration. Merck will fund research and development performed under the collaboration.

T cell engagers are an emerging class of immunotherapies that bind to a tumor cell and recruit a patient’s T cells to eradicate tumor cells, but previous technologies have been constrained by dose-limiting toxicities, poor pharmacokinetic profiles, and attenuated efficacy. Janux’s proprietary TRACTr technology is designed to overcome these limitations by integrating tumor-specific activation with crossover pharmacokinetics to produce best-in-class T cell engager therapeutics. In preclinical studies, Janux TRACTr drug candidates have demonstrated comparable anti-tumor efficacy relative to standard T cell engagers but lack the associated liabilities related to cytokine release, healthy tissue toxicities, or systemic immune activation.

“At Janux, we have developed a technology to engineer best-in-class T cell engagers that are potent and highly tumor specific, which is essential for an immune response that kills tumor cells but spares healthy tissue,” said David Campbell, Ph.D., President and CEO of Janux Therapeutics. “Partnering with Merck, a world leader in immuno-oncology, provides us with important expertise and resources in developing next generation T cell engager therapies that will make immunotherapy work for more cancer patients.”

About Janux Therapeutics

Janux Therapeutics is developing safe, effective novel immunotherapies with the company’s proprietary TRACTr technology. Janux’s TRACTr technology employs a modular design to rapidly engineer drug candidates against specific targets. The Janux TRACTr development pipeline targets multiple solid tumor indications, including colorectal, gastroesophageal, prostrate, NSCLC, triple negative breast, and ovarian cancers. Janux technology can be applied to immunotherapies that target all three stages of an anti-tumor immune response. Combining Janux’s tumor-specific activation with multi-stage anti-tumor signaling has the potential to significantly improve safety, expand the therapeutic dosing window, and maximize patient responses. Janux was founded in the Avalon Ventures accelerator, COI Pharmaceuticals, Inc., in San Diego. For more information, visit www.januxrx.com.

Media Contact: Jessica Yingling, Ph.D., Little Dog Communication Inc., jessica@litldog.com, +1.858.344.8091

Source: Janux Therapeutics

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE 6.2.1

INITIAL RESEARCH BUDGET

[***]